The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here   www.bearstearns.com/prospectus/sami or visit the following website: “www.bearstearns.com/prospectus/sami” for a copy of the base prospectus applicable to this offering.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this term sheet supplement are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this term sheet supplement. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Bear Stearns ARM Trust 2007-2
Issuing Entity

Wells Fargo Bank, N.A.
Master Servicer

Alesco Loan Holdings Trust
Sponsor

Structured Asset Mortgage Investments II Inc.
Depositor

Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2

_____________________

Bear, Stearns & Co. Inc.

For use with base prospectus dated March 20, 2007
The date of this term sheet supplement is June 11, 2007

TABLE OF CONTENTS

TERM SHEET SUPPLEMENT

Caption

RISK FACTORS
THE MORTGAGE POOL
General
Prepayment Charges on the Mortgage Loans
Special Characteristics of the Mortgage Loans
Indices on the Mortgage Loans
Credit Scores
STATIC POOL INFORMATION
THE DEPOSITOR
THE SPONSOR
THE MASTER SERVICER AND THE
SERVICERS
General
The Master Servicer
Countrywide Home Loans
Mortgage Loan Production
Loan Servicing
Collection Procedures
Servicing Experience and Procedures of Wells Fargo Bank
MORTGAGE LOAN ORIGINATION
General
Wells Fargo Bank, N.A.
WELLS FARGO BANK’s Mortgage Loan
Programs
Mortgage Loan Production Sources
Acquisition of Mortgage Loans from Correspondents
Mortgage Loan Underwriting
ADDITIONAL INFORMATION
DESCRIPTION OF THE NOTES
General
Book-entry Notes
Distributions on the Notes
Interest Distributions
Principal Distributions on the Notes
Calculation of Note Index for the Offered
Notes
Permitted Investments
Monthly Advances
Reports to Securityholders
Allocation of Losses; Subordination
DESCRIPTION OF THE REMIC CLASS A
NOTES
General
Payments on the REMIC Class A Certificates and REMIC Class A Notes
Administrative Expenses
YIELD ON THE OFFERED NOTES
General
Prepayment Considerations
Allocation of Principal Prepayments
Interest Shortfalls and Realized Losses
Note Interest Rates
Final Scheduled Payment Date
Weighted Average Life
INDENTURE
General
The Issuing Entity
The Owner Trustee
The Indenture Trustee
The Securities Administrator
The Custodians
Wells Fargo Bank
The Payment Account
Events of Default
Rights Upon Event of Default
Limitation on Suits
Optional Redemption
Limited Mortgage Loan Purchase Right
Special Foreclosure Rights
Voting Rights
Assignment of the Mortgage Loans;
Repurchase
Representations and Warranties
Servicing and Other Compensation and Payment of Expenses
Collection and Other Servicing Procedures
Realization Upon Defaulted Mortgage Loans
The Protected Accounts
Optional Purchase of Defaulted Mortgage
Loans
Evidence as to Compliance
FEDERAL INCOME TAX CONSEQUENCES
Taxation of the Issuing Entity and Offered Noteholders Generally
Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event
Taxation of Holders of REMIC Class A Notes
METHOD OF DISTRIBUTION
SECONDARY MARKET
LEGAL OPINIONS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
AVAILABLE INFORMATION
LEGAL INVESTMENT
ERISA CONSIDERATIONS
GLOSSARY
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

INTRODUCTION

As indicated in the accompanying term sheet, the related transaction may include various structures and multiple loan groups of fixed rate mortgage loans secured by first liens on residential mortgaged properties. This term sheet supplement will be used in connection with a transaction that includes one or more loan groups related to one or more groups or subgroups of senior and subordinate notes with a shifting interest payment structure. In addition, the related transaction may include multiple loan groups that are cross-collateralized, which transaction is referred to in this term sheet supplement as a “Cross-collateralized Transaction”, or multiple loan groups that are not cross-collateralized.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

The Offered Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will provide holders of the offered notes with liquidity of investment or that it will continue for the lives of the offered notes. As a result, any resale prices that may be available for any offered note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered notes will not be listed on any securities exchange.

Taxation of the Issuing Entity

On the closing date, Alesco Loan Holdings, LLC will acquire a 100% ownership interest in the owner trust certificates and each class of the Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes (collectively, the “Retained Notes”). The issuing entity will not be classified as (A) an association taxable as a corporation, (B) a publicly traded partnership or (C) a taxable mortgage pool, as long as, in the case of clause (C), either (i) a single person owns for federal income tax purposes, directly or indirectly through one or more entities disregarded as entities separate from such person, a 100% ownership interest in the owner trust certificates and each class of the Retained Notes, or (ii) two or more persons own ownership interests in the owner trust certificates and each class of the Retained Notes, but only if each such person’s percentage interest in the owner trust certificates is identical to such person’s percentage interest in each class of the Retained Notes. So long as a 100% ownership interest in the owner trust certificates and each class of the Retained Notes is held by a single person, for federal income tax purposes, the Retained Notes will not be considered issued and outstanding for such purposes. If such person were to sell or otherwise transfer some of its ownership interest in the Retained Notes or in the owner trust certificates to an unrelated party, then some or all of the Retained Notes would be considered to have been issued for federal income tax purposes at the time of such sale or other transfer. Moreover, if such person were to sell or otherwise transfer some or all of its ownership interest in the Retained Notes or in the owner trust certificates to an unrelated party in such a manner so that, after the transfer, two or more persons do not own identical percentage interests in the owner trust certificates and each class of the Retained Notes, then the issuing entity could at that time be treated as a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. If federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced.  In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the offered notes at an earlier time than anticipated. Pursuant to the trust agreement and the indenture, no transfer of an ownership interest in the owner trust certificates or any class of the Retained Notes will be permitted, except that (i) a 100% ownership interest in the owner trust certificates and each class of the Retained Notes may be transferred in a single transaction to a single person, directly or by transfer to one or more entities disregarded as entities separate from such person, (ii) a portion of an ownership interest in the owner trust certificates and each class of the Retained Notes may be transferred in a single transaction to an unrelated person, but only if, after the transfer, each person’s percentage interest in the owner trust certificates will be identical to such person’s percentage interest in each class of the Retained Notes, (iii) an ownership interest in the owner trust certificates or the Retained Notes may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the issuing entity as secured indebtedness for federal income tax purposes and (iv) if an ownership interest in the owner trust certificates or the Retained Notes is pledged to secure indebtedness or is subject to a repurchase agreement and a default occurs under the terms of such indebtedness or repurchase agreement, the lender or repurchase agreement counterparty may sell the ownership interest in the owner trust certificate or the Retained Notes without regard to the limitations in clauses (i) and (ii) above, provided however, that as conditions to any such sale that would cause a TMP Trigger Event (as defined below), (a) each step required to be taken following a TMP Trigger Event, including the exchange of the then outstanding offered notes for REMIC Class A Notes (as defined in this term sheet supplement), as described in this term sheet supplement, has taken place, and (b) legal opinions shall have been rendered as to, among other issues, qualification of such REMIC Class A Notes as “regular interests” in a REMIC.

Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event.

To avoid the adverse tax consequences of any recharacterization of the issuing entity as a taxable mortgage pool, the trust agreement and the indenture will provide that if a sale or other transfer of an ownership interest in the Retained Notes or the owner trust certificates would cause the issuing entity to be a taxable mortgage pool that is subject to federal income tax as a corporation (a “TMP Trigger Event”), certain steps will be taken prior to giving effect to such sale or other transfer, including the following: the related servicer will purchase from the issuing entity or on behalf of the issuing entity will sell any REO property and other non-REMIC eligible property at their then fair market value (provided that, to the extent that the purchase price of such REO properties and non-REMIC eligible properties would result in the allocation of a realized loss to any class of offered notes, the party causing the TMP Trigger Event shall contribute to the issuing entity an amount equal to such realized losses), any mortgage loan that is then 60 or more days delinquent will either be subject to foreclosure restrictions (within the Underlying REMIC Trust) or be sold from the issuing entity, all of the remaining assets of the issuing entity will be transferred to the Underlying REMIC Trust, with respect to which one or more REMIC elections will be made, in exchange for the REMIC Certificates to be issued by the Underlying REMIC Trust, the Securities Administrator will cause the issuing entity to make a REMIC election with respect to the REMIC Class A Certificates, the issuing entity will issue REMIC Class A Notes secured by the REMIC Class A Certificates (which REMIC Class A Notes will represent ownership of REMIC regular interests in the Trust REMIC), and the REMIC Class A Notes will be transferred to beneficial owners of offered notes in exchange for their offered notes.

Each REMIC Class A Note issued by the issuing entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the Trust REMIC and a separate contractual right to receive payments in respect of basis risk shortfall carryover amounts. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the offered note for which they would be exchanged, though the payment priority will change slightly. Nevertheless, the beneficial owner of each offered note would recognize gain or loss on the exchange in an amount equal to the difference, if any, between such beneficial owner’s adjusted basis in the offered note and the sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right, received in exchange therefor. Any loss on the exchange will likely be subject to the “wash sale” rules of Section 1091 of the Code, which may disallow recognition of a loss on the exchange.  If the contractual right to receive payments in respect of basis risk shortfall carryover amounts has significant value, the REMIC Class A Note may be considered to be issued with original issue discount. Prospective investors in the offered notes are advised to consult their own tax advisors on the tax consequences of an exchange of an offered note for a REMIC Class A Note.

There are no cases or rulings of the Internal Revenue Service (the “IRS”) on transactions similar to those contemplated in this term sheet supplement with respect to the exchange of the offered notes issued by the issuing entity to newly created REMIC Class A Notes.  As a result, there can be no guarantee that the IRS will not challenge the treatment of the exchange or related events or that a court will not sustain such challenge. All offered noteholders are advised to see “Federal Income Tax Consequences” in this term sheet supplement for further discussion of the federal income tax consequences relating to this exchange, the allocation of tax basis in the REMIC Class A Note between the two components described above and the federal income tax consequences relating to the ownership of the contractual right to receive payments in respect of basis risk shortfall carryover amounts. Offered noteholders are also advised to see “Material Federal Income Tax Considerations” in the prospectus and “Federal Income Tax Consequences” in this term sheet supplement for a discussion of the anticipated federal income tax consequences relating to the purchase, ownership and disposition of the REMIC regular interest component of a REMIC Class A Note.

The Credit Enhancement for the Offered Notes May Be Reduced Upon a TMP Trigger Event

Upon the occurrence of a TMP Trigger Event, the related servicer will purchase from the issuing entity or on behalf of the issuing entity will sell the REO properties and other non-REMIC-eligible properties held by the issuing entity at their then fair market value. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the issuing entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the related servicer and others, then the associated realized losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These realized losses, if any, on the mortgage loans will be allocated to the subordinate notes if such notes are still outstanding and also be covered by amounts on deposit in the reserve fund to cover realized losses, with a resulting reduction in the amount of subordination available as credit enhancement for the offered notes. In addition, if the issuing entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the issuing entity of such REO properties and other non-REMIC-eligible assets, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Notes.

The subordination of the Class B Notes to the offered notes, as described in this term sheet supplement, is intended to enhance the likelihood that holders of the senior notes will receive regular payments of interest and principal, and to provide the holders of the senior notes with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses sequentially to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Notes, in that order, in each case until the note principal balance of that subordinate class has been reduced to zero. If no subordinate notes remain outstanding, to the extent such realized losses exceed the amounts that will  be distributed from the reserve fund, the principal portion of realized losses on the mortgage loans in each loan group will be allocated to the related offered notes as further described in the accompanying term sheet. Accordingly, if the aggregate note principal balance of the subordinate notes were to be reduced to zero and no funds are available in the reserve fund to cover any realized losses, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly payments to the holders of the related offered notes.

The ratings of the offered notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the indenture trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the prospectus.

The Rate and Timing of Principal Distributions on the Offered Notes Will Be Affected by Prepayment Speeds.

The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans, and the allocation thereof to pay principal on these notes as provided in this term sheet supplement. As is the case with mortgage-backed notes generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the related senior notes with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this term sheet supplement, unless the amount of subordination provided to the senior notes by the subordinate notes is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior notes in each note group as a whole relative to the amortization of the subordinate notes.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see “Yield on the Offered Notes” in this term sheet supplement.

The Yields to Maturity on the Offered Notes Will Depend on a Variety of Factors.

The yields to maturity on the offered notes will depend, in general, on:

•	the applicable purchase price; and

•
the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the note principal balance of the offered notes, as well as other factors.

The yields to investors on the offered notes could be adversely affected by interest shortfalls on the related mortgage loans.

In general, if the offered notes are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal payments occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered notes will vary as determined at the time of sale. See “Yield on the Offered Notes” in this term sheet supplement.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, some of the mortgage loans have an initial interest only period of five, seven or ten years or some other period as specified in the accompanying term sheet. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the offered notes from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the notes.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may differ significantly from the performance of mortgage loans that fully amortize. For instance, a mortgagor on a mortgage loan with an initial interest only period could seek to refinance at the end of the interest only period by paying off the mortgage loan with the proceeds of a new loan, such refinancing activity could result in higher prepayment speeds than would otherwise be the case with mortgage loans that do not have interest only periods. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

As of the cut-off date, some of the mortgage loans are secured by property in a specific region. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yields to maturity of the offered notes to the extent losses caused by these risks are not covered by the subordination provided by the subordinate notes.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Notes.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Notes.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered notes.

Mortgage Loan Modifications May Affect Distributions on the Securities.

Modifications of mortgage loans agreed to by the related servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, may extend the final maturity of, or result in a allocation of a realized loss to, one or more classes of the related securities.

The Ratings on the Offered Notes are Not a Recommendation to Buy, Sell or Hold the Offered Notes and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Notes.

It is a condition to the issuance of the offered notes that each class of offered notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered note, and, accordingly, there can be no assurance that the ratings assigned to any offered note on the date on which the offered notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the offered notes may be adversely affected. See “Ratings” in this term sheet supplement and “Rating” in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yields to maturity of the offered notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that the related Servicer or the Master Servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yields to maturity of the offered notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the prospectus.

On the closing date, the related underlying seller will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the related underlying seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Payments on the Offered Notes Could be Reduced by Shortfalls Due to The Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the Master Servicer nor the related Servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the related Servicer and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent payment dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the related Servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered notes.

The Available Funds Rate or Net Rate Cap May Reduce the Yields on the Offered Notes or REMIC Class A Notes.

The note interest rates on the Class A Notes on or prior to the related note rate change date is a fixed interest rate subject to the available funds rate, and the REMIC Class A Notes are subject to the related net rate cap, each as described in this term sheet supplement. Therefore the prepayment of the mortgage loans may result in a lower related available funds rate or net rate cap, as applicable, which in certain circumstances could result in a lower note interest rate for these notes, resulting in Basis Risk Shortfall Carryover Amounts. In addition, after the related note rate change date, the note interest rate will adjust upon the adjustable note interest rate as described in this term sheet supplement. However, the mortgage rates of some of the mortgage loans are based upon a different index plus the related gross margin, and adjust periodically after an initial fixed-rate period. The mortgage loans have varying gross margins, have interest rates which reset at different times and are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the index on the offered notes or REMIC Class A Notes may rise during periods in which the related mortgage indices are stable or falling or that, even if both the index on the offered notes or REMIC Class A Notes and the related mortgage indices rise during the same period, the index on the offered notes or REMIC Class A Notes may rise much more rapidly than the related mortgage indices. If on any Payment Date the note interest rate for a class of offered notes or REMIC Class A Notes is limited to the related available funds rate or net rate cap, as applicable, the holders of the applicable notes will receive a smaller amount of interest than they would have received on that Payment Date had the note interest rate for that class not been calculated based on the applicable available funds rate or net rate cap. If any of the related subordinate notes are then outstanding, the related net rate cap for the REMIC Class A Notes could be lower than the related available funds rate that would have been applicable for the corresponding Class A Notes in exchange for which the REMIC Class A Notes were received, as described in this term sheet supplement, for the relevant payment date. Accordingly, the REMIC Class A Notes are more likely to have their interest rates limited than the corresponding Class A Notes in exchange for which the REMIC Class A Notes would be received. If the note interest rate on the offered notes or REMIC Class A Notes is limited for any payment date, the resulting Basis Risk Shortfall Carryover Amounts may be recovered by the holders of these notes on the same payment date or on future payment dates to the extent that on such payment date or future payment date there are interest funds remaining after certain other payments on the offered notes or REMIC Class A Notes, as applicable, and the payment of certain fees and expenses of the issuing entity or the Underlying REMIC Trust.

The Activities of the Issuing Entity May Be Changed Which May Affect Payments on the Notes.

Pursuant to the trust agreement, the issuing entity will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the notes, (iii) making payments on the notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. Notwithstanding the foregoing, the issuing entity, at the direction of the majority holder of the owner trust certificates, may amend permitted activities of the trust subject to the requirements described in this term sheet supplement including obtaining confirmation from the rating agencies that such amendment will not result in the rating of any note to be downgraded, withdrawn or suspended. If the permitted activities of the trust are changed and such activities are not incidental or in furtherance of the activities described in this paragraph, the issuing entity may be subject to claims unrelated to the notes which may increase the risk that the issuing entity becomes insolvent and may delay or otherwise affect payments to the trust and the noteholders.

Credit Scores are Not an Indicator of Future Performance of Borrowers.

Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool—Credit Scores” in this term sheet supplement.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the Master Servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the securities.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

THE MORTGAGE POOL

General

References in the accompanying term sheet to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date indicated in the accompanying term sheet.

The trust will consist of a trust certificate evidencing a 100% ownership interest in a pool of mortgage loans. All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Notes from the Sponsor, pursuant to the Mortgage Loan Purchase Agreement. See “Mortgage Loan Origination—General” in this term sheet supplement.

The mortgage pool will consist of first lien adjustable-rate mortgages secured by one- to four-family residences and individual condominium units. The mortgage loans have original terms to maturity of not greater than 30 years.

The mortgage pool may be divided into multiple loan groups, as specified in the accompanying term sheet and as more fully described below. Each group of mortgage loans is referred to in this term sheet supplement as a Loan Group.

All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period, the interest rate borne by each mortgage loan will be adjusted annually based on One-Year LIBOR, Six-Month LIBOR or One-Year U.S. Treasury, each referred to herein as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

The mortgage loans are being serviced as described below under “The Master Servicer and the Servicers.” The mortgage loans were originated generally in accordance with the guidelines described in “Mortgage Loan Origination.”

All of the mortgage loans have scheduled monthly payments due on the Due Date. Certain mortgage loans contain due-on-sale clauses. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The following paragraphs set forth additional information with respect to the mortgage pool.

Prepayment Charges on the Mortgage Loans

Some of the mortgage loans may provide for payment by the mortgagor of a prepayment charge in connection with some prepayments made within up to five years, which prepayment charge will discourage prepayments during the applicable period. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable. The related Servicer will be entitled to retain the prepayment charges on the mortgage loans.

As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003.  See“Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

In addition, the servicers may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the related Servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan.

There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party.  The Sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Special Characteristics of the Mortgage Loans

Interest Only Loans. Some of the mortgage loans will receive interest only for an initial period as set forth in the related mortgage note.

Indices on the Mortgage Loans

One-Month LIBOR. The Index for some of the mortgage loans may be based on the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note, or One-Month LIBOR.

Six-Month LIBOR. The Index for some of the mortgage loans may be based on the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

One-Year U.S. Treasury. The Index for some of the mortgage loans may be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year U.S. Treasury, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

Credit Scores

Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

STATIC POOL INFORMATION

The Depositor will provide static pool information, material to this offering, at http://www.bearstearns.com/transactions/sami_ii/bsarm2007-2. Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com/?CWDD=01200706. With respect to the Countrywide information provided therein, investors are directed to: Issue Year Filter/As Applicable, Payment Type Filter/ARM, NegAm Flag Filter/NO and AltDeal Flag Filter/NO.

Information provided through the internet address above will not be deemed to be a part of this term sheet supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE DEPOSITOR

The Depositor is Structured Asset Mortgage Investments II Inc.  The Depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc.  The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003.  As of March 31, 2007 it has been involved in the issuance of securities backed by residential mortgage loans in excess of $145,266,394,678.  In conjunction with the Sponsor’s acquisition of seasoned, program exception, and non-performing residential mortgages, the Depositor will execute a mortgage loan purchase agreement and a subsequent mortgage loan purchase agreement, as applicable, to transfer the loans to itself.  These loans are subsequently deposited in a common law or statutory trust, described in this term sheet supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this term sheet supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Agreement.

The Depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179.  Its telephone number is (212) 272-2000.

THE SPONSOR

The Sponsor is Alesco Loan Holdings Trust (“ALHT”).  ALHT is a Maryland business trust, whose address is 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, engaged in, among other things, the acquisition of residential mortgage loans from unaffiliated third parties.  Neither ALHT nor the Alesco REIT (defined below) originates mortgage loans.

ALHT is a wholly-owned subsidiary of Alesco Financial Inc., a Maryland real estate investment trust (the “Alesco REIT”).  The Alesco REIT was incorporated in Maryland on October 6, 2003 and is externally managed by Cohen & Company Management, LLC (our “manager”), an affiliate of Cohen Brothers, LLC (which does business as Cohen & Company) (“Cohen & Company”).  The Alesco REIT, through a variety of qualified REIT subsidiaries (of which ALHT is one) and taxable REIT subsidiaries (each a “TRS”) invests primarily in certain target asset classes identified by our manager.  Cohen & Company is a specialized research, investment banking and asset management firm that has provided financing to small and mid-sized companies in financial services, real estate and other sectors.

The Alesco REIT was formerly known as Sunset Financial Resources, Inc. (“Sunset”).  Sunset was incorporated in Maryland on October 6, 2003 and completed an initial public offering of its common stock on March 14, 2004.  Sunset was traded on the New York Stock Exchange under the symbol “SFO” until October 6, 2006 when Sunset changed its name to Alesco Financial Inc. following the merger of Alesco Financial Trust with and into a wholly-owned subsidiary of Sunset.  On such date, its ticker symbol on the New York Stock Exchange was changed to “AFN”.

The Alesco REIT invests, through its wholly-owned subsidiaries, primarily in Collateralized Debt Obligations (“CDOs”) and Collateralized Loan Obligations (“CLOs”) and similar securitized obligations structured and managed by Cohen & Company or its affiliates, which obligations are collateralized by U.S. dollar denominated assets in the following target asset classes:

•           mortgage loans and other real estate related senior and subordinated debt, Residential Mortgage-Backed Securities (“RMBS”) and Commercial Mortgage-Backed Securities (“CMBS”);

•           subordinated debt financings originated by Cohen & Company or third parties, primarily in the form of Trust Preferred Securities (“TruPS”) issued by banks, bank holding companies and insurance companies, and surplus notes issued by insurance companies; and

•           leveraged loans made to small and mid-sized companies in a variety of industries characterized by relatively low volatility and overall leverage, including the consumer products and manufacturing industries.

The Alesco REIT (operating at the time as Sunset) elected to be taxed as a REIT under the Internal Revenue Code, commencing with its taxable year ended December 31, 2004 and has maintained its REIT status for subsequent calendar years. In order to maintain its qualification as a REIT, the Alesco REIT must comply with a number of requirements under the Internal Revenue Code, including the requirement that it distribute at least 90% of its annual net taxable income (excluding net capital gains) to its stockholders.

The Alesco REIT must invest in a sufficient amount of qualifying real estate assets directly or through disregarded subsidiaries so that the value of those assets and the amount of gross income they generate, when compared to the value of the securities it holds in TRSs and the dividends received and other income includable by it in its gross income as a result of its TRS investments, together with any other non-qualifying REIT income it earns or non-qualifying assets that it owns, enable it to continue to satisfy the REIT requirements. As of December 31, 2006, the Alesco REIT held interests in approximately $4.2 billion of MBS and $1.8 billion of residential mortgage loans,  which were primarily qualifying real estate assets and generated primarily qualifying gross real estate income.  As of March 31, 2007, the Alesco REIT held interests in approximately $3.6 billion  of MBS and $1.2 billion of residential mortgage loans,  which were primarily qualifying real estate assets and generated primarily qualifying gross real estate income.  As of March 31,2007 all of the residential mortgage loans held by the Alesco REIT were  prime, hybrid adjustable rate mortgage loans.  The Alesco REIT may also invest in mortgage loans secured by commercial properties.

The Alesco REIT holds mortgage loans on its balance sheet from the time of its initial acquisition of these assets through the term of any securitization of these assets and records as income the interest or other payments it receives or accrues with respect to these assets and recognizes as interest expense the financing costs of the warehouse lines or securitizations.  The Alesco REIT, through ALHT, has purchased mortgage loans through the use of short-term repurchase agreements, but may finance these assets on a long-term basis through securitizations.

ALHT has not been a sponsor or depositor with respect to any prior securitizations backed by residential mortgage loans or any other asset-backed securitizations.

As a sponsor, ALHT acquires mortgage loans and initiates its securitizations by transferring the mortgage loans to the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.  In coordination with the underwriter, ALHT and the Alesco REIT work with the rating agencies in structuring securitization transactions.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as a Custodian, the Securities Administrator, the Master Servicer and a servicer under the Agreements.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor and the Sponsor may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicer

Wells Fargo Bank acts as Master Servicer pursuant to the Sale and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Sale and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the related servicing agreements, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

The Servicers

The primary servicers will be Countrywide Home Loans Servicing LP and Wells Fargo Bank. Additionally, less than 10% of the mortgage loans will be serviced by one other servicer. The services will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the Issuing Entity on the Closing Date.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this term sheet supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

Consolidated Mortgage Loan Production
Years Ended December 31,

Ended
March 31,
2002	2003	2004	2005	2006	2007
(Dollars in millions, except average loan amount)

	Consolidated Mortgage Loan Production

			Years Ended			Three Months
			December 31,			Ended
						March 31,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	214,826
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$43,035
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	37.4%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	155,766
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$49,970
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	43.5%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	22,880
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$3,539
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	3.1%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	158,183
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$10,539
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	9.2%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	43,667
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$7,881
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	6.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	595,322
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$114,964
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$193,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	62%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	36%

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;

(c)	holding escrow (impound) funds for payment of taxes and insurance;

(d)	making inspections as required of the mortgaged properties;

(e)	preparation of tax related information in connection with the mortgage loans;

(f)	supervision of delinquent mortgage loans;

(g)	loss mitigation efforts;

(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due.  Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Wells Fargo Bank, N.A.

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.  As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its “prime” underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

As of		As of		As of
December 31, 2004(1)		December 31, 2005(1)		December 31, 2006(2)
No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

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(1)	Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for Alt-A Minus Mortgage Loans.
(2)	Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for Alt-A Minus Mortgage Loans.

Wells Fargo Bank currently services Alt-A Minus Mortgage Loans in the same manner as it services first lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime First Lien Loans”) and second lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime Second Lien Loans”).  The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Mortgage Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Subprime First Lien Loans	134,893	$19,592,490,281	173,411	$26,214,367,714	190,395	$29,252,542,517
Subprime Second Lien Loans	*	*	9,116	353,218,934	18,483	711,917,795
Alt-A Minus Mortgage Loans**	—	—	—	—	62,351	11,088,435,185

_____________________

*	Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the datesindicated.

**	Prior to 2006, Wells Fargo Bank included Alt-A Minus Mortgage Loans in its servicing portfolio of non-subprime mortgage loans as described in the preceding table.

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB.  In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)  For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)  Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

MORTGAGE LOAN ORIGINATION

General

The primary originators of the mortgage loans are Countrywide Home Loans, Inc. and Wells Fargo Bank. The remainder of the mortgage loans were originated by other originators, none of which have originated more than 10% of the mortgage loans.

Wells Fargo Bank, N.A.

Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

a.
Fixed rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Prime” mortgage loans (“Alt-A Prime Fixed Rate Loans”);

b.
Adjustable rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Prime” mortgage loans (“Alt-A Prime Adjustable Rate Loans”);

c.
Fixed rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Fixed Rate Loans”); and

d.
Adjustable rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Adjustable Rate Loans”).

From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2004		2005		2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Alt-A Prime Fixed-Rate Loans	1,982	$364,734,875	2,445	$556,193,433	5,320	$1,209,020,397
Alt-A Prime Adjustable-Rate Loans*	0	$0.00	0	$0.00	1,220	$420,962,607
Alt-A Minus Fixed-Rate Loans	10,506	$1,711,167,964	24,630	$4,499,161,624	23,218	$4,343,902,519
Alt-A Minus Adjustable-Rate Loans	12,876	$2,858,098,653	8,143	$1,772,154,001	1,413	$293,559,837
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*
All of the mortgage loans previously reported under “Alt-A Prime Adjustable Rate Loans” for 2004 and 2005 were “prime” investment property mortgage loans.  In 2006, Wells Fargo Bank changed the classification of “prime” investment property mortgage loans so that such mortgage loans are classified with other adjustable rate mortgage loans originated under Wells Fargo Bank’s “prime” underwriting guidelines and are now reported under that “asset type” for all periods shown.

WELLS FARGO BANK’S MORTGAGE LOAN PROGRAMS

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, correspondent and centralized production offices located throughout many states in the United States, the District of Columbia and several of the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from Wells Fargo Bank’s Private Mortgage Banking division (including referrals from or originations by the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below.  The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. With respect to Alt-A Minus Mortgage Loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s general or alternative underwriting standards.

Mortgage Loan Underwriting

The mortgage loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s “retention program,” (iii) Wells Fargo Bank’s modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.

General

The underwriting functions of Wells Fargo Bank are performed in offices throughout many states in the United States, the District of Columbia, and several of the territories of the United States. Wells Fargo Bank may not elect to delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant’s credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner.  Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair the credit record of certain borrowers.

Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain mortgage loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the mortgage loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Wells Fargo Bank may supplement the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. For “prime” borrowers, such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent may not be reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer sponsored web sites, or third party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent pay stub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including non-occupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of interest only mortgage loans, no principal payment is considered in determining the mortgagor's total debt for purposes of such ratio, however, under certain circumstances the interest rate used may be higher than the actual interest rate on the mortgage loan.   In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the Debt-to-Income Ratio, and the combined amount of primary and secondary loans will be used to calculate the Combined Loan-to-Value Ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage loans will generally not have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” or “LTV” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 360 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation)(“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.  The “Combined Loan-to-Value Ratio”  or “CLTV”  is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, on the dates of appraisal updates) of the related mortgage loans. The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the mortgage loans and any secondary financing on the Mortgaged Properties become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in Wells Fargo Bank’s servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the mortgage loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses.

Wells Fargo Bank originates mortgage loans pursuant to its general underwriting guidelines with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the “Prime Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Prime Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

Prime Coverage Percentages

Loan-to-Value Ratios	Category I Prime Mortgage Loans	Category II Prime Mortgage Loans
95.01% to 97.00%	30%	25%
90.01% to 95.00%	30%	25%
85.01% to 90.00%	25%	12%
80.01% to 85.00%	12%	6%

“Category I Prime Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 25 or 30 years, Balloon Loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Mortgage Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

“Category II Prime Mortgage Loans” includes fixed rate mortgage loans with terms to maturity of 10, 15 or 20 years.

In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, mortgage loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Role of Loan Underwriter Discretion

On a case-by-case basis, a Wells Fargo Bank loan underwriter may make the determination that the prospective borrower warrants loan parameters beyond the general underwriting criteria described above or the specific criteria applicable to Alt-A Mortgage Loans described below based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, Loan-to-Value Ratio, Debt-to-Income Ratio, long-term stability of employment and/or residence, credit scores, verified cash reserves or reduction in overall monthly expenses.  For example, Wells Fargo Bank permits Debt-to-Income Ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Retention Program

A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan.  Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Alt-A Mortgage Loans

The underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program permit different underwriting criteria as compared to Wells Fargo Bank’s general underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such mortgage loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum Combined Loan-to-Value Ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancing, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance.

On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their “alternative” mortgage loans (the “EFA Program”).  Under the EFA Program, mortgage loans are divided into two general categories, “Alt-A Prime” and “Alt-A Minus” and such mortgage loans, “Alt-A Prime Mortgage Loans” and “Alt-A Minus Mortgage Loans.”  Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category.  The differences between these categories are discussed herein.  All “alternative” mortgage loans originated by Wells Fargo Bank on and after July 10, 2006 were originated under the EFA Program guidelines.  Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrower’s  primary residence) with Wells Fargo Bank.  If the property is a primary residence, there is no limitation on the number of one-to-four family residences that a borrower may finance with Wells Fargo Bank.

Alt-A Mortgage Loans will generally not have had at origination a Loan-to-Value in excess of 100%. Generally, Wells Fargo Bank originates Alt-A Prime Loans with Loan-to-Value Ratios in excess of 80% with the requirement to obtain primary mortgage insurance and Alt-A Minus Mortgage Loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. Generally, for Alt-A Prime Loans the primary insurance is paid by the borrower and for Alt-A Minus Mortgage Loans the primary mortgage insurance is paid by Wells Fargo Bank.  In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the “Alt-A Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Alt-A Coverage Percentages generally required by Wells Fargo Bank for Alt-A Mortgage Loans at various levels of Loan-to-Value Ratios and documentation types are as follows:

Alt-A Coverage Percentages

Loan-to-Value Ratios	Documentation Types	Category I Alt-A Mortgage Loans	Category II Alt-A Mortgage Loans
97.01% to 100.00%	Full documentation	35%	35% for Alt-A Minus 30% for Alt-A Prime
95.01% to 97.00%	Full documentation	30%	25%
90.01% to 95.00%	All documentation levels	30%	25%
85.01% to 90.00%	All documentation levels	25%	12%
80.01% to 85.00%	All documentation levels	12%	6%

“Category I Alt-A Mortgage Loans” includes mortgage loans with terms to maturity in excess of 20 years.

“Category II Alt-A Mortgage Loans” includes mortgage loans with terms to maturity of less than or equal to 20 years.

Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3% is required, Alt-A Mortgage Loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage (“3% Solution Loans”).  In addition, under a program available to eligible borrowers who meet certain underwriting criteria and for which program no down payment is required, Alt-A Mortgage Loans may be originated with Loan-to-Value Ratios of 100%; provided that the property related to such mortgage loans is a single unit primary residence.

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its Alt-A Minus program in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum Loan-to-Value Ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower Loan-to-Value Ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total Debt to Income Ratio for each credit level is generally 50%. “Debt-to-Income Ratio” is the ratio, expressed as a percentage, of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as, but not limited to, property taxes and insurance) over (ii) the mortgagor’s gross monthly income, as of the origination of the Mortgage Loan.  Subject to the consideration of certain compensating factors, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants were as follows:

Credit Level	Existing Mortgage History	Documentation Type	FICO Score(1)	Maximum Combined Loan to Value Ratio(2)
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%
F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%
F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%
F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	700 or higher	95% CLTV @ LTV <95%
F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	700 or higher	95% CLTV @ LTV <80%
F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	660-699	95% CLTV @ LTV <95%
F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	660-699	95% CLTV @ LTV <80%
F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	640-659	95% CLTV @ LTV <95%
F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	640-659	95% CLTV @ LTV <80%
F3	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	620-639	95% CLTV @ LTV <95%
F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	620-639	95% CLTV @ LTV <80%
F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	600 or higher	95% CLTV @ LTV <95%
F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%

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(1)	Lower of two, middle of three FICO Scores used. If only one FICO Score is obtained, then that score is used.

(2)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan.  100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only.

The mortgage loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 had loan terms of 15, 20 or 30 years and fully amortize over such terms and the principal amounts generally ranged from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any mortgage loans under the Alt-A Minus program before July 10, 2006 for which the Loan-to-Value Ratio at origination exceeded 100% or for which the Combined Loan-to-Value Ratio at origination exceeded 100% in the event of concurrent secondary financing. The mortgage loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It was Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for mortgage loans originated under the Alt-A Minus program before July 10, 2006. Wells Fargo Bank, may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The Alt-A Minus program before July 10, 2006 includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and Loan-to-Value Ratios and Combined Loan-to-Value Ratios, higher loan amounts and more documentation types and property types.  The mortgage loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30 and 40-year Balloon Loans; and various types of Adjustable Rate Loans. There is no minimum loan amount for mortgage loans originated or acquired by Wells Fargo Bank under the EFA Program (except for Correspondent Loans, which have a minimum loan amount of $50,000) and the maximum loan amounts are $6,000,000 for Alt-A Prime and $4,000,000 for Alt-A Minus.

Wells Fargo Bank implemented more conservative underwriting criteria with respect to Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007.  As a result of the changes implemented, underwriting criteria applicable to a Mortgage Loan may differ depending on the channel through which the loan was originated.  Wells Fargo Bank originates loans through (a) its wholesale channel, which is comprised of third-party mortgage brokers who originate mortgage loans pursuant to Wells Fargo Bank’s underwriting standards (such mortgage loans, “Wholesale Loans,”), (b) its retail channel, which is comprised of a network of branch offices (such mortgage loans, “Retail Loans”) and (c) its Correspondents (such mortgage loans, “Correspondent Loans”).  Unless otherwise specified herein, the descriptions of the underwriting criteria apply to loans originated through all origination channels.

To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments.  To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 provided that Wholesale and Correspondent Loans originated under any documentation program other than the Full documentation program must have a minimum FICO Score of 640 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days.  Wells Fargo Bank generally does not originate or acquire any mortgage loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the Combined Loan-to-Value Ratio at origination exceeds 100% in the event of concurrent secondary financing. The mortgage loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner; provided however, that for Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, First Time Home Buyers are limited to one- or two-unit primary residences. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for mortgage loans originated under the EFA Program. However, Wells Fargo Bank will accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.  A “First Time Home Buyer” is a borrower who has not had an ownership interest in a property in the last 36 months.

The EFA program includes No Ratio Loans with a borrower’s option to verify assets, Stated Loans with a borrower’s option to verify assets, Full Documentation Loans and No Documentation Loans.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans relating to one to four family residences, condominiums and units within planned unit developments that are originated under the EFA Program:

Credit Level	Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan to Value Ratio(1)	Maximum Combined Loan to Value Ratio(1)
Alt-A Prime	Full Documentation	Owner occupied	$6,000,000	100%	100%
Alt-A Prime	Full Documentation	Second home	$6,000,000(2)	95%	100%
Alt-A Prime	Full Documentation	Non-owner occupied	$4,000,000	90%	100%
Alt-A Prime	Stated with option of verification of assets	Owner occupied	$6,000,000	95%	100%
Alt-A Prime	Stated with option of verification of assets	Second home	$6,000,000(2)	90%	90%
Alt-A Prime	Stated with option of verification of assets	Non-owner occupied	$4,000,000	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Owner occupied	$4,000,000	95%	100%
Alt-A Prime	No Ratio with option of verification of assets	Second home	$4,000,000(2)	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Non-owner occupied	$3,000,000	90%	90%
Alt-A Prime	No Documentation	Owner occupied	$3,000,000	95%	95%
Alt-A Prime	No Documentation	Second home	$3,000,000	80%	80%
Alt-A Prime	No Documentation	Non-owner occupied	$1,000,000	75%	75%
Alt-A Minus	Full Documentation	Owner occupied(3)	$4,000,000	100%	100%
Alt-A Minus	Full Documentation	Second home(3)	$4,000,000	95%	100%
Alt-A Minus	Full Documentation	Non-owner occupied	$3,000,000	80%/85%(4)	100%
Alt-A Minus	Stated with option of verification of assets	Owner occupied(3)	$4,000,000	95%	100%
Alt-A Minus	Stated with option of verification of assets	Second home(3)	$2,000,000	90%	90%
Alt-A Minus	Stated with option of verification of assets	Non-owner occupied	$2,000,000	80%/85%(4)	90%
Alt-A Minus	No ratio with option of verification of assets	Owner occupied(3)	$4,000,000	95%	100%
Alt-A Minus	No ratio with option of verification of assets	Second home(3)	$2,000,000(2)	90%	90%
Alt-A Minus	No ratio with option of verification of assets	Non-owner occupied	$1,000,000	80%/85%(4)	90%
Alt-A Minus	No Documentation	Owner occupied(3)	$2,000,000	95%	95%
Alt-A Minus	No Documentation	Second home(3)	$2,000,000(2)	75%	75%
Alt-A Minus	No Documentation	Non-owner occupied	$750,000	75%	75%

_________________________________

(1)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the purpose of the mortgage loan and the type of mortgaged property. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.  In addition, the maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007 that are considered higher risk transactions are subject to downward adjustment.

(2)	The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

(3)
For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, three- to four-unit owner occupied and three- to four-unit second homes must be originated under the Full documentation program. For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, non-owner occupied three- to four-unit properties can be originated with all documentation types.

(4)
For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio is 80% for Wholesale and Correspondent Loans and 85% for Retail Loans.

The following loan purposes are permitted for one to four family residences, condominiums and units within planned unit developments: purchase, rate/term refinance and cash-out refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans relating to cooperative units that are originated under the EFA Program:

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)	Maximum Combined Loan-to-Value Ratio(1)
Full Documentation	Owner occupied	$1,000,000	80%	80%
Full Documentation	Second home	$1,000,000	80%	80%
Full Documentation	Non-owner occupied	$1,000,000	80%	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%	75%
Stated with option of verification of assets	Second home	$1,000,000	75%	75%
Stated with option of verification of assets	Non-owner occupied	$1,000,000	75%	75%
No Ratio with option of verification of assets	Owner occupied	$1,000,000	70%	N/A
No Ratio with option of verification of assets	Second home	$1,000,000	70%	N/A
No Ratio with option of verification of assets	Non-owner occupied	$1,000,000	70%	N/A
________________________________

(1)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.  Secondary financing is only available for full documentation and stated documentation with option of verification of assets.

The following loan purposes are permitted for cooperative units: purchase and rate/term refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans relating to condotels that are originated under the EFA Program:

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)
Full Documentation	Owner occupied	$1,000,000	80%
Full Documentation	Second home	$1,000,000	80%
Full Documentation	Non-owner occupied	$1,000,000	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%
Stated with option of verification of assets	Second home	$1,000,000	75%
Stated with option of verification of assets	Non-owner occupied	$1,000,000	75%
No Ratio with option of verification of assets	Owner occupied	$1,000,000	70%
No Ratio with option of verification of assets	Second home	$1,000,000	70%
No Ratio with option of verification of assets	Non-owner occupied	$1,000,000	70%
_________________________________

(1)
The maximum Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount.  Secondary financing is not available for condotels.

The following loan purposes are permitted for condotels: purchase and rate/term refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans for which the borrower is a foreign national that are originated under the EFA Program:

Documentation Type	Occupancy Type(1)	Maximum Loan Amount	Maximum Loan-to-Value Ratio(2)	Maximum Combined Loan-to-Value Ratio(2)
Full Documentation	Owner occupied	$1,000,000	80%	80%
Full Documentation	Second home	$1,000,000	80%	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%	75%
Stated with option of verification of assets	Second home	$1,000,000	75%	75%
No Ratio with option of verification of assets(3)	Owner occupied	$1,000,000	75%	75%
No Ratio with option of verification of assets(3)	Second home	$1,000,000	75%	75%
_________________________________

(1)
Property types permitted include one to four family residence, condominiums and units within planned unit developments; provided however, that three and four family residences are not permitted for second homes.

(2)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.  Secondary financing is only available for full documentation and stated documentation with option of verification of assets. The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are reduced by 5% for borrowers without a FICO Score.

(3)	Borrowers with no FICO Score are not eligible for No Ratio with option of verification of assets.

The following loan purposes are permitted for mortgage loans for which the borrower is a foreign national: purchase and rate/term refinance.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under the “No Ratio” documentation program (such Mortgage Loans, “No Ratio Loans”) or under the “No Documentation” program (such mortgage loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrower’s would not have been required to provide any information in the loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower has the option to verify assets and certain minimum “cash reserves” are required.  Under the No Ratio program, for Alt-A Minus Mortgage Loans with loan application taken on or after February 16, 2007 (i) the borrower must be self employed, (ii) if the property is non-owner occupied, the assets of the borrower must be verified, (iii) housing payment history is required for First Time Home Buyers and (iv) (a) if the mortgage loan is a Wholesale or Correspondent Loan and the borrower has a FICO Score of 620-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 80%, (b) if the mortgage loan is a Retail Loan and the borrower has a FICO Score of 640-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% and (c) if the borrower has a FICO Score of 680 or higher, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% for Wholesale and Correspondent Loans and 90% for Retail Loans.  In the case of the No Documentation program, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of the No Documentation program, borrowers would not have been required to provide any information in their loan application regarding their income or assets. For mortgage loans with loan applications taken on or after February 16, 2007, the No Documentation program is not available for Alt-A Minus Mortgage Loans.

In the case of the “Stated” documentation program (such mortgage loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower has the option to verify assets and certain minimum “cash reserves” are required. Under the Stated program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined at the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s income as determined at the discretion of the loan underwriter.  Under the Stated documentation program, for Alt-A Minus Mortgage Loans with loan application taken on or after February 16, 2007 (i) the borrower must be self employed, (ii) if the property is non-owner occupied, the assets of the borrower must be verified and (iii) (a) if the mortgage loan is a Wholesale or Correspondent Loan and the borrower has a FICO Score of 620-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 80%, (b) if the mortgage loan is a Retail Loan and the borrower has a FICO Score of 640-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% and (c) if the borrower has a FICO Score of 680 or higher, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% for Wholesale and Correspondent Loans and 90% for Retail Loans.

In connection with its Alt-A Minus program in effect prior to July 10, 2006, in certain circumstances borrowers who did not qualify for other reduced documentation programs may have qualified for the “Stated Reduced” documentation program (such mortgage loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of the Stated Reduced documentation program, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the Stated Reduced program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter.  The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

In the case of the “Full Documentation” program (such mortgage loans, “Full Documentation Loans”), all sections of the mortgage loan application must be complete with borrower’s employment, income and assets.  A minimum of two years of continuous employment or source of income must be disclosed for each borrower.  Generally, self-employed borrowers should have at least a two year history in the same business in the same market area and must provide previous year’s W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year’s tax return.  For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified.  In addition, Full Documentation Loans are subject to a maximum Debt-to-Income Ratio of 55%.

Wells Fargo Bank’s underwriting of every Alt-A Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review.  In addition, Wells Fargo Bank’s underwriting of every Alt-A Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review irrespective of the Loan-to-Value Ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Wells Fargo Home Mortgage (“WFHM”), a division of Wells Fargo Bank, has implemented more conservative underwriting criteria with respect to nonprime loans with loan applications taken on and after February 16, 2007 (such changes, the “February Guideline Changes”) and April 2, 2007 and April 6, 2007 (such changes, the “April Guideline Changes”).  The February Guideline Changes are described above.  The April Guideline Changes are described below.  Some of the mortgage loans included in the mortgage pool may not have been originated pursuant to the February Guideline Changes or April Guideline Changes.  WFHM did not re-underwrite such  mortgage loans in the mortgage pool pursuant to the February Guideline Changes or April Guideline Changes and therefore is unable to determine with certainty which mortgage loans would not have been originated if the February Guideline Changes or April Guideline Changes were in effect with respect to such mortgage loans at the date of the loan application.  However, WFHM expects that a significant number of such mortgage loans in the mortgage pool may not have been originated by WFHM if the February Guideline Changes or April Guideline Changes were in effect with respect to such mortgage loans at the date of the loan application.

The April Guideline Changes included changes to minimum FICO scores required, eligibility of borrowers with bankruptcy or foreclosure history, eligibility of first time home buyers, minimum Loan-to-Value Ratios and Combined Loan-to-Value Ratios, certain reserve requirements and minimum loan amounts.  For Alt-A Minus Loans that are Correspondent Loans, the following changes were made: (i) maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for all types of Correspondent Loans were reduced to 95%, (ii) first time home buyers are required to show satisfactory payment history and (iii) certain reserve requirements must be met for loans originated under (a) the full documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 90%, (b) the stated income documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 80% and (c) all documentation levels if the loan amount is over $450,000.  For Alt-A Minus Loans that are Retail Loans (i) for investment properties and second homes, minimum loan amounts apply, (ii) the minimum FICO score required for loans with Loan-to-Value Ratios and Combined Loan-to-Value Ratios of 100% was raised to 640 (an increase of 40 points), and (iii) for investment properties (a) if the purpose is equity take out refinance, the borrower must show a history of property ownership for twelve months and (b) a borrower is permitted a maximum of two purchases or re-financings in the prior twelve months.  For Alt-A Minus Loans that are Correspondent Loans, Retail Loans, and Wholesale Loans, the following changes were made: (i) certain reserve requirements must be met for loans originated under (a) the full documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 90%, (b) the stated income documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 80% and (c) all documentation levels if the loan amount is over $450,000, and (ii) first time home buyers must show satisfactory payment history.

As with all underwriting criteria, the foregoing are guidelines for the loan underwriter and variations from the guidelines may occur at the discretion of the loan underwriter based on the existence of sufficient compensating factors to warrant the variance.  WFHM regularly examines its underwriting criteria and may enact further changes from time to time.

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “Countrywide Home Loans, Inc.—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See Countrywide Home Loans, Inc.“—Underwriting Standards—General” in this term sheet supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

ADDITIONAL INFORMATION

The description in the accompanying term sheet of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Offered Notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this term sheet supplement. The Depositor believes that the information set forth in the accompanying term sheet will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Offered Notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 10% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the accompanying term sheet.

If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this term sheet supplement or the accompanying term sheet, revised disclosure will be provided either in a supplement to this term sheet supplement or in a Current Report on Form 8-K.

DESCRIPTION OF THE NOTES

General

The Bear Stearns ARM Trust Series 2007-2 will issue the classes of notes listed in the accompanying term sheet. The Trust will also issue a trust certificate referred to in this term sheet supplement as the owner trust certificates, which is not offered by this term sheet supplement.

The notes will be issued pursuant to the Indenture. Set forth below are summaries of the material terms and provisions pursuant to which the Offered Notes will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The notes will be secured by the assets of the trust pledged by the Issuing Entity to the indenture trustee under the indenture which will consist of:

•	the mortgage loans;

•	all amounts on deposit in the Payment Account; and

•	any proceeds of the foregoing.

Each class of Offered Notes will have the approximate initial Note Principal Balance as set forth in the accompanying term sheet and will have the Note Interest Rate determined as provided in the accompanying term sheet and under “Description of Notes—Interest Distributions” in this term sheet supplement.

The Offered Notes will be available only in book-entry form in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof.

Book-entry Notes

The Offered Notes will initially be issued in book-entry form and are referred to herein as the Book-entry Notes. Holders of the Book-entry Notes may elect to hold their notes through the Depository Trust Company, referred to in this term sheet supplement as DTC, in the United States, or Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry Notes will be issued in one or more securities which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Investors may hold the beneficial interests in the Book-entry Notes in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof provided that one note of each of these classes may be issued in a different Note Principal Balance to accommodate the remainder of the initial Note Principal Balance of the notes of such class. Except as described below, no beneficial owner of the Book-entry Notes will be entitled to receive a physical note, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the Book-entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be holders as that term is used in the Agreements.

The Note Owner’s ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Note Owner’s account for that purpose. In turn, the financial intermediary’s ownership of the Book-entry Notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Note Owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Note Owners will receive all payments of principal and interest on the Book-entry Notes from the Securities Administrator through DTC and DTC participants. While the Book-entry Notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Notes and is required to receive and transmit payments of principal and interest on the Book-entry Notes.

Participants and indirect participants with whom Note Owners have accounts for notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess definitive notes, the DTC rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the Book-entry Notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners who are not participants may transfer ownership of Book-entry Notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

Under a book-entry format, Note Owners may experience delays in their receipt of payments, since the distributions will be made by the Securities Administrator to Cede & Co., as nominee for DTC. Payments on Book-entry Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Note Owner to pledge Book-entry Notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-entry Notes, may be limited due to the lack of physical notes for the Book-entry Notes. In addition, issuance of the Book-entry Notes in book-entry form may reduce the liquidity of the Book-entry Notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

DTC has advised the Depositor and the Securities Administrator that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture and other Agreements only at the direction of one or more financial intermediaries to whose DTC accounts the Book-entry Notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Noteholders under the Indenture and other Agreements on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken relating to other notes.

Definitive notes will be issued to Note Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Depositor and the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Notes and the Depositor is unable to locate a qualified successor within 30 days; or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the indenture, any Note Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture and other Agreements, receive a definitive note evidencing such Note Owner’s fractional undivided interest in the class of notes.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Note Owners through its participants of the availability of definitive notes. Upon surrender by DTC of the global note or definitive notes representing the Book-entry Notes and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-entry Notes as definitive notes issued in the respective principal balances owned by individual Note Owners, and thereafter the indenture trustee will recognize the holders of definitive notes as Noteholders under the Indenture and other Agreements.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this term sheet supplement.

The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the indenture trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

For additional information regarding DTC, Clearstream, Euroclear and the notes, see “Description of the Securities—Form of Securities” and “—Global Securities” in the prospectus.

Distributions on the Notes

On each Payment Date, Available Funds for the related Loan Group will be distributed by the Securities Administrator as described in the accompanying term sheet.

No Accrued Note Interest will be payable with respect to any class or classes of Offered Notes after the Payment Date on which the Note Principal Balance of such class has been reduced to zero.

The principal payment of each Offered Note will be due and payable in full on the final scheduled Payment Date for such Offered Note as provided on such note. All principal payments on the Offered Notes will be made to the Offered Noteholders entitled thereto in accordance with the percentage interests represented by such Offered Notes. Upon notice to the Securities Administrator by the Issuing Entity, the Securities Administrator will notify the person in whose name an Offered Note is registered at the close of business on the Record Date preceding the final scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to the Indenture). Such notice will to the extent practicable be mailed no later than five Business Days prior to such final scheduled Payment Date or other final Payment Date and will specify that payment of the principal balance and any interest due with respect to such Offered Note at the final scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such note and will specify the place where such note may be presented and surrendered for such final payment. No interest will accrue on the notes on or after the final scheduled Payment Date or any such other final Payment Date.

Interest Distributions

Holders of each class of Offered Notes will be entitled to receive interest distributions in an amount equal to the Accrued Note Interest on that class on each Payment Date, to the extent of the related Available Funds for that Payment Date.

Holders of each class of Subordinate Notes and Class X Notes will be entitled to receive interest distributions in an amount equal to the Accrued Note Interest on that class on each Payment Date, to the extent of remaining Available Funds for that Payment Date after distributions of interest, principal, and any Basis Risk Shortfall Carryover Amounts to the Offered Notes and distributions of interest to any class of Subordinate Notes and Class X Notes having a higher payment priority.

As described in the definition of “Accrued Note Interest” under “Glossary” in this term sheet supplement, Accrued Note Interest on each class of notes is subject to reduction in the event of specified interest shortfalls allocable thereto.

When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as Prepayment Interest Shortfalls.

Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the Noteholders on that Payment Date will be offset by the related Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee on the mortgage loans serviced by the related Servicer for the applicable Payment Date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable Payment Date. No assurance can be given that the Servicing Fee or master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any Payment Date will not be reimbursed on any future Payment Date. See “Indenture—Servicing and Other Compensation and Payment of Expenses” in this term sheet supplement.

The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in active military service to 6.00% per annum. Neither the related Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

Prepayment Interest Shortfalls, to the extent not covered by the related Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as Net Interest Shortfalls. Although Net Interest Shortfalls will reduce Interest Funds, they will not be allocated to any class of Offered Notes.

Realized Losses on the mortgage loans will reduce the Accrued Note Interest payable to the notes on a Payment Date; provided, however, that prior to the date on which the aggregate Note Principal Balance of the Subordinate Notes have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Subordinate Notes beginning with the class of Subordinate Notes with the highest numerical class designation and then to the Class X Notes, and will not reduce the Accrued Note Interest on the Senior Notes. Once the aggregate Note Principal Balance of the Subordinate Notes and the balance of the Class X Notes have been reduced to zero the interest portion of Realized Losses with respect to the related mortgage loans will be allocated to the related Senior Notes.

Net Interest Shortfalls on the mortgage loans in a Loan Group will be allocated among the holders of each class of Subordinate Notes in proportion to the respective amounts of Accrued Note Interest for that Payment Date that would have been allocated thereto in the absence of such Net Interest Shortfalls for such Payment Date. In addition, the amount of any Net Interest Shortfalls with respect to the mortgage loans in a Loan Group will constitute unpaid Accrued Note Interest and will be distributable to holders of the related classes of notes entitled to such amounts on subsequent Payment Dates, to the extent of the Available Funds for such Loan Group remaining after current interest payment as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any Net Interest Shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or the Master Servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

The Note Interest Rates with respect to each class of Offered Notes, Subordinate Notes and Class X Notes are set forth in the accompanying term sheet.

As described in this term sheet supplement, the Accrued Note Interest allocable to each class of Offered Notes is based on the Note Principal Balance of that class. The interest accrual period for the notes for a given Payment Date will be the calendar month preceding the month in which such Payment Date occurs (on a 30/360 basis).  On the Closing Date, the price to be paid by investors for the Notes will include accrued interest from the Cut-off Date up to, but not including, the Closing Date (30 days).

Principal Distributions on the Notes

The entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the related mortgage loans will be allocated based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the Senior Percentage allocates scheduled payments of principal between the Senior Notes of a note group and the percentage interest evidenced by the Subordinate Notes on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the related Senior Notes for the first seven years after the closing date (subject to certain subordination levels being attained and certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to those Senior Notes over an additional four year period. In addition, if on any Payment Date, the fraction, the numerator of which is the aggregate Note Principal Balance of the Senior Notes of a note group immediately preceding such Payment Date, and the denominator of which is the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group as of the beginning of the related Due Period, exceeds such fraction as of the Cut-off Date, then the related Senior Prepayment Percentage for that Payment Date for the Offered Notes will equal 100%. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the Senior Notes relative to the amortization of the Subordinate Notes. Decreasing the respective balance of the Senior Notes relative to that of the Subordinate Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes.

On any Payment Date after the Senior Notes of a note group have been reduced to zero, 100% of the unscheduled principal collections on the mortgage loans in the Loan Group relating to the fully repaid note group, will be allocated to the Subordinate Notes if the weighted average of the Subordinate Percentages on such Payment Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and certain delinquency tests have been satisfied; provided that if the weighted average of the Subordinate Percentages on such Payment Date is less than two times the initial weighted average of the Subordinate Percentages or certain delinquency tests have not been satisfied, such unscheduled principal collections will be deposited into a reserve fund, as described in the accompanying term sheet.

For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the Note Principal Balance for any Payment Date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such Payment Date as described under “—Allocation of Losses; Subordination” below.

Calculation of Note Index for the Offered Notes

Semi-annually, on each Interest Determination Date, the Securities Administrator will determine the Six-Month LIBOR Note Index for the related Payment Date until October 2010. Annually, on each Interest Determination Date, the Securities Administrator will determine the Six-Month LIBOR Note Index, One-Year LIBOR Note Index and One-Year U.S. Treasury Note Index for the Senior Notes for the related Payment Date until October 2016. The Six-Month LIBOR Note Index and One-Year LIBOR Note Index will be based on the London interbank offered rate for one-year United States dollar deposits as such rate appears on the Bloomberg Terminal Telerate Successor Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If the rate for the One-Year LIBOR Note Index does not appear or is not available on Bloomberg Terminal Telerate Successor Page 3750 as of 11:00 a.m. (London time), the One-Year LIBOR Note Index for the related Interest Accrual Period for the Senior Notes will be established by the Securities Administrator as follows:

(a)  If on such Interest Determination Date two or more Reference Banks provide such offered quotations, the One-Year LIBOR Note Index for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b)  If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, the One-Year LIBOR Note Index for the related Interest Accrual Period shall be the higher of (x) the One-Year LIBOR Note Index as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

“Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

On each Interest Determination Date, the One-Year U.S. Treasury Note Index will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to as the Release, on the related Interest Determination Date or, if not so available, as most recently available immediately prior to such Interest Determination Date.

The establishment of the Six-Month LIBOR Note Index, One-Year LIBOR Note Index and One-Year U.S. Treasury Note Index on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Permitted Investments

To the extent provided in the Sale and Servicing Agreement, amounts on deposit in a protected account may be invested in Permitted Investments in the name of the Securities Administrator for the benefit of Noteholders and, except as provided in the Sale and Servicing Agreement, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit. The income earned from Permitted Investments shall be paid to the related Servicer under the Sale and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Sale and Servicing Agreement) shall deposit the amount of any such loss in the protected account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Payment Date on which the moneys so invested are required to be distributed to the Noteholders.

Any one or more of the following obligations or securities held in the name of the Securities Administrator for the benefit of the Noteholders will be considered a Permitted Investment:

(i)           direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)           (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agencies and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)           repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

(iv)           securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the mortgage loans and Permitted Investments held as part of the Trust as determined by the Master Servicer;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from the Rating Agencies at the time of such investment;

(vi)           a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)           any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

(viii)                      any money market or common trust fund having the Applicable Credit Rating or better from the Rating Agencies, including any such fund for which the Securities Administrator or Master Servicer or any affiliate of the Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest  with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

Monthly Advances

If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the applicable Servicer will remit to the Master Servicer on the date specified in the related Servicing Agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent such Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers through final disposition or liquidation of the related mortgaged property, or until such time as specified in the related Servicing Agreement. Failure by the applicable Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement, will constitute an Event of Default under such Servicing Agreement. In the case of a Servicer other than Wells Fargo Bank, such Event of Default shall then obligate the Master Servicer, as successor servicer, to advance such amounts to the Payment Account to the extent provided in the Sale and Servicing Agreement. In the event that the Master Servicer fails to make a required advance, the Indenture Trustee shall be required to advance such amounts to the Payment Account to the extent provided in the Indenture. Any failure of the Master Servicer to make such required advances would constitute an Event of Default as discussed under “The Agreements—Events of Default and Rights Upon Event of Default” in the base prospectus. If Wells Fargo Bank as a Servicer or the Master Servicer failed to make such required advances, the Indenture Trustee, upon receiving notice or becoming aware of such failure, and pursuant to the applicable terms of the Indenture or the Sale and Servicing Agreement, as applicable, will appoint a successor servicer or successor master servicer who will make such required advances, or the Indenture Trustee as successor servicer or successor master servicer shall be required to remit the amount of such required advances to the Payment Account.

All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the applicable Servicer, or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Payment Account prior to the payments on the Notes.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the Securities Administrator or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the sale and servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

1.	the applicable accrual periods for calculating distributions and general payment dates;

2.	with respect to each Loan Group, the total cash flows received;

3.	the amount, if any, of fees or expenses accrued and paid;

4.
with respect to each Loan Group, the amount of the related distribution to holders of the Offered Notes (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

5.
with respect to each Loan Group, the Current Principal Amount of the related Offered Notes before and after giving effect to the distribution of principal and allocation of Realized Losses on such Payment Date;

6.	with respect to each Loan Group, the number and Scheduled Principal Balance of all the mortgage loans for the following Payment Date;

7.	the pass-through rate for each class of Offered Notes for such Payment Date;

8.
with respect to each Loan Group, with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

9.	with respect to each Loan Group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

10.	with respect to each Loan Group, the cumulative Realized Losses through the end of the preceding month;

11.
with respect to each Loan Group and if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

12.
with respect to each Loan Group, the number and aggregate outstanding Principal Balance of the mortgage loans, using the MBA method of calculation, delinquent, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such Payment Date; and

13.	with respect to each Loan Group, the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable Payment Date.

The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to Noteholders via the Securities Administrator’s internet website referenced below under “Available Information”. Assistance in using the Securities Administrator’s website service can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the Issuing Entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this term sheet supplement.

Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related notes, if not available at the Securities Administrator’s website, upon request free of charge. See “—Evidence as to Compliance”.

The annual reports on Form 10-K, the distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, in each case, prepared and filed by the Securities Administrator with respect to the Issuing Entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Allocation of Losses; Subordination

The principal portion of Realized Losses on the mortgage loans in each Loan Group will be allocated on any Payment Date sequentially to the Subordinate Notes beginning with the class of Subordinate Notes with the highest numerical class designation, in each case until its Note Principal Balance has been reduced to zero. Thereafter, to the extent that such Realized Losses exceed amounts on deposit in the Reserve Fund, as described in the accompanying term sheet, the principal portion of Realized Losses on the related mortgage loans will be allocated to the related Senior Notes as described in the accompanying term sheet, in each case until its Note Principal Balance has been reduced to zero.

No reduction of the Note Principal Balance of any class of a note group shall be made on any Payment Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Note Principal Balance of all of the classes of such note group as of such Payment Date to an amount less than the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group as of the related Due Date. This limitation is referred to herein as the “Loss Allocation Limitation”.

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the Noteholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the Sale and Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this term sheet supplement as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this term sheet supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this term sheet supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

The principal portion of Debt Service Reductions will not be allocated in reduction of the Note Principal Balance of any class of notes. However, after the Cross-Over Date, the amounts distributable under clause (i) of the definition of Senior Optimal Principal Amount for the Senior Notes of a note group will be reduced by the amount of any Debt Service Reductions applicable to the mortgage loans of the related Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a Loan Group that would otherwise be available for distribution on a Payment Date. As a result of the subordination of the Subordinate Notes in right of distribution to the Senior Notes, any Debt Service Reductions relating to the mortgage loans prior to the Cross-Over Date, will be borne by the Subordinate Notes (to the extent then outstanding) in inverse order of payment priority.

In order to maximize the likelihood of distribution in full of interest and principal to the Offered Notes, on each Payment Date, holders of Offered Notes have a right to distributions of the Available Funds from the related Loan Group prior to any distributions being made to the holders of the Subordinate Notes and Class X Notes.

Any allocation of a Realized Loss to a Note will be made by reducing the Note Principal Balance thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Notes means an allocation to each such class of Notes on the basis of its then outstanding Note Principal Balance prior to giving effect to distributions to be made on such Payment Date.

The interest portion of Realized Losses will be allocated among the outstanding classes of Class X Notes and Subordinate Notes hereby to the extent described under “Description of the Notes—Interest Distributions” above.

In the event that the related Servicer or the Master Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, being referred to herein as a Subsequent Recovery, will be distributed in accordance with the priorities described under “Description of the Notes—Distributions on the Notes” in this term sheet supplement and the Note Principal Balance of each Class of Senior Notes and Subordinate Notes that has been reduced by the allocation of a Realized Loss to such note will be increased, in order of seniority, by the amount of such Subsequent Recovery. Holders of the Subordinate Notes will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Payment Date on which such increase occurs. Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the related Available Funds for the related Payment Date.

DESCRIPTION OF THE REMIC CLASS A NOTES

General

Upon the occurrence of a TMP Trigger Event (as defined in this term sheet supplement), certain steps will be taken, including the following: the related Servicer will purchase from the Issuing Entity or on behalf of the Issuing Entity will sell any REO property and other non-REMIC eligible property at their then fair market value (provided that, to the extent that the purchase price of such REO properties and non-REMIC eligible property would result in the allocation of a Realized Loss to any class of Offered Notes, the party causing the TMP Trigger Event shall contribute to the Issuing Entity an amount equal to such Realized Losses), as described below, any mortgage loan that is then 60 or more days delinquent will either be subject to foreclosure restrictions (within the Underlying REMIC Trust, as defined in this term sheet supplement) or be sold from the Issuing Entity, as described below, all of the remaining assets of the Issuing Entity will be transferred to the Underlying REMIC Trust, with respect to which one or more REMIC elections will be made, in exchange for the REMIC Certificates (as defined in this term sheet supplement) to be issued by the Underlying REMIC Trust, the Securities Administrator will cause the Issuing Entity to make a REMIC election with respect to the REMIC Class A Certificates (as defined in this term sheet supplement), the Issuing Entity will issue new REMIC Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes secured by the REMIC Class A Certificates, which are offered under and are sometimes referred to collectively in this term sheet supplement as the REMIC Class A Notes and which will represent ownership of REMIC regular interests in the Trust REMIC (as defined in this term sheet supplement), and each class of the REMIC Class A Notes will be transferred to beneficial owners of Offered Notes with identical designations in exchange for their Offered Notes.  Such exchange will be mandatory.  Investors in the Offered Notes will become investors in the classes of REMIC Class A Notes with the corresponding designation.  No fees, price adjustments or other consideration will be payable by the investors in connection with such exchange. The REMIC Class A Notes will be subject to risks and payments similar to those of the corresponding classes of Offered Notes.

The REMIC Class A Notes will be issued in book-entry form and in the same denominations and multiples as the Offered Notes for which they are being exchanged. See “Description of the Notes — Book-entry Notes” in this term sheet supplement.

Restrictions on Foreclosure

Under restrictions set forth in the related servicing agreement, the related Servicer may be prohibited from pursuing foreclosure proceedings on behalf of the Issuing Entity with respect to any mortgage loans 60 or more days delinquent at the time they are placed in a REMIC following a TMP Trigger Event. These restrictions will be lifted with respect to any such delinquent mortgage loan if such mortgage loan becomes contractually current for three consecutive monthly payments. In the event that one of the mortgage loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the sum of the adjusted basis of that mortgaged property and the aggregate adjusted basis of all other non-REMIC eligible assets owned by the related REMIC in the Underlying REMIC Trust (as defined in this term sheet supplement) to exceed 0.75% of the aggregate adjusted basis of all of the assets in such REMIC, the related Servicer would not be permitted to acquire title to the mortgaged property on behalf of such REMIC.  Instead, the related Servicer would have to sell the mortgage loan or liquidate the mortgaged property for cash in a foreclosure sale or other transaction.  In addition, if the related Servicer determines that following a payment on any Payment Date the sum of the aggregate adjusted basis of all REO properties related to foreclosure-restricted mortgage loans and the aggregate adjusted  basis of all other non-REMIC-eligible assets owned by the related REMIC in the Underlying REMIC Trust would exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC, then prior to that Payment Date, the related Servicer will be required to dispose of enough of such REO properties, along with any other non-REMIC eligible assets owned by such REMIC, such that the sum of the aggregate adjusted basis of any such REO properties remaining in such REMIC and the aggregate adjusted basis of all other non-REMIC eligible assets owned by such REMIC will not exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC.  The foregoing restrictions may influence the related Servicer’s decisions relating to the timing of foreclosures and liquidations, and could have an adverse effect on the performance of the mortgage pool and on the realization of proceeds on defaulted mortgage loans.

Interest Rates and Payment Priorities of the REMIC Class A Notes

If the REMIC Class A Notes are issued, each class of REMIC Class A Notes will have a note interest rate for each Payment Date equal to the lesser of (i) the Note Interest Rate, calculated without regard to the Available Funds Rate, that would have been applicable for the related class of Offered Notes in exchange for which the REMIC Class A Notes were received for such Payment Date and (ii) the related Net Rate Cap.

If, with respect to any loan group, Subordinate Notes and Class X Notes are then outstanding, then the Net Rate Cap for the related REMIC Class A Notes may be lower than the Available Funds Rate that would have been applicable for the related Offered Notes in exchange for which the REMIC Class A Notes were received for the relevant Payment Date. Accordingly, the REMIC Class A Notes are more likely to have their interest rates limited, than the related Offered Notes in exchange for which the REMIC Class A Notes were received.

However, on any Payment Date, with respect to any loan group, to the extent of related

Interest Funds remaining after payment of interest accrued for the related Accrual Period at the related note interest rate on the related REMIC Class A Notes, such REMIC Class A Notes will be entitled to receive any related Basis Risk Shortfall Carryover Amounts for such Payment Date.  Any such Basis Risk Shortfall Carryover Amounts will have a higher payment priority than any interest payments to the Subordinate Notes and Class X Notes.  Investors should note, though, that the ratings of the rating agencies do not address the likelihood of receipt by investors in the REMIC Class A Notes of any Basis Risk Shortfall Carryover Amounts.  The principal payment and Realized Loss reimbursement payments and priorities for the REMIC Class A Notes will not be different from such payments and priorities as they would have applied to the related Offered Notes in exchange for which the REMIC Class A Notes were received.

Payments on the REMIC Class A Notes

On each Payment Date, the related Available Funds for such Payment Date will be distributed by the Securities Administrator to the REMIC Class A Notes as follows:

first, to the related REMIC Class A Notes, on a pro rata basis, the Accrued Note Interest on each such class for such Payment Date (subject to Net Interest Shortfalls allocated to each such class);

second, to the related REMIC Class A Notes, on a pro rata basis, any Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

third, to the related REMIC Class A Notes, in reduction of the Note Principal Balances thereof, the Senior Optimal Principal Amount for such classes for such Payment Date, on a pro rata basis based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero;

fourth, to the related REMIC Class A Notes, an amount equal to any Basis Risk Shortfall Carryover Amounts on each such class for such Payment Date, on a pro rata basis based on the amount of Basis Risk Shortfall Carryover Amounts for each such class; and

fifth, to the related REMIC Class A Notes, an amount equal to any previously allocated Realized Losses, on a pro rata basis based on the amount of Realized Losses previously allocated to each such class.

Holders of each class of REMIC Class A Notes will be entitled to receive interest distributions in an amount equal to the Accrued Note Interest on that class on each Payment Date to the extent of related Available Funds for that Payment Date.

Accrued Note Interest on the REMIC Class A Notes may be reduced on each Payment Date by Net Interest Shortfalls to the same extent as the Offered Notes in exchange for which the REMIC Class A Notes were received. The interest portion of Realized Losses on the mortgage loans will further reduce the Accrued Note Interest payable to the REMIC Class A Notes on a Payment Date to the same extent as the Offered Notes in exchange for which the REMIC Class A Notes were received.

If on any Payment Date the related Interest Funds are less than Accrued Note Interest on the class of REMIC Class A Notes for that Payment Date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of the classes of REMIC Class A Notes in proportion to the respective amounts of Accrued Note Interest for that Payment Date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or the interest portion of Realized Losses for such Payment Date. In addition, the amount of any such interest shortfalls with respect to the related mortgage loans will constitute unpaid Accrued Note Interest and will be distributable to holders of the related REMIC Class A Notes entitled to such amounts on the same Payment Date or on subsequent Payment Dates, to the extent of the related Interest Funds remaining after current interest distributions on such REMIC Class A Notes as described in this term sheet supplement. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the related Servicer or the Master Servicer or otherwise, except to the limited extent described in this term sheet supplement with respect to Prepayment Interest Shortfalls.

The principal portion of Realized Losses on the mortgage loans will be allocated on any Payment Date to the REMIC Class A Notes in the same manner and priority as the Offered Notes in exchange for which the REMIC Class A Notes were received as described under “Description of the Notes—Allocation of Losses; Subordination” in this term sheet supplement.

Administrative Expenses

If the issuance of the REMIC Class A Notes occurs, it is anticipated that there will be additional administrative expenses relating to REMIC administration and other matters. It is a condition to the issuance of the REMIC Class A Notes that the party causing the TMP Trigger Event and the issuance of the REMIC Class A Notes shall have made provision for payment satisfactory to the Custodians, the Indenture Trustee, the Securities Administrator, the paying agent and the note registrar and others for any initial or ongoing additional administrative expenses associated with the applicable REMIC elections, as well as certain taxes possibly payable as a result of the classification of the Issuing Entity for federal income tax purposes as a taxable mortgage pool. Such payment must come from sources other than the Underlying REMIC trust. The extent of these expenses will depend on the size of the mortgage pool, prevailing market conditions and prepayment speeds and other factors at the time of the TMP Trigger Event and cannot be predicted as of the date of this term sheet supplement.

For a description of the tax consequences of the REMIC Class A Notes, see “Federal Income Tax Consequences — Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this term sheet supplement.

YIELD ON THE OFFERED NOTES

General

The rate and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the related mortgage loans among the classes of Offered Notes, Realized Losses and interest shortfalls on the related mortgage loans, the Note Interest Rates on such Notes, and the purchase price paid for such Notes will affect the yield to maturity on the Offered Notes. In addition, the effective yield to holders of the Offered Notes of each class will be less than the yields otherwise produced by their respective Note Interest Rates and purchase prices because interest will not be distributed to such Noteholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

The rate of principal payments on each class of Offered Notes, the aggregate amount of distributions on each class of Offered Notes and the yield to maturity of each class of Offered Notes will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the related class of Offered Notes then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this term sheet supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Notes is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any Offered Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related class of Offered Notes, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Prepayments

As described under “Description of the Notes—Principal Distributions on the Notes” in this term sheet supplement, during the first seven years after the Cut-off Date, all principal prepayments on the related mortgage loans will be allocated to the related Senior Notes. Thereafter, as further described in this term sheet supplement, during some periods, subject to loss and delinquency criteria described in this term sheet supplement, the Senior Prepayment Percentage may continue to be disproportionately large (relative to the Senior Percentage) and the percentage of Principal Prepayments payable to the Subordinate Notes may continue to be disproportionately small.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fee on the mortgage loans serviced by it for the related Due Period. Interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable Payment Date. Neither the related Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Sale andServicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this term sheet supplement and “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Offered Notes. Any resulting shortfalls will reduce the amount of Interest Funds payable to the Senior Notes and be allocated among the Class X Notes and Subordinate Notes as provided in this term sheet supplement under “Description of the Notes—Interest Distributions”.

The timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans will affect the yields to maturity and the aggregate amount of distributions on the Offered Notes. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Notes could significantly affect the yield to an investor in the Offered Notes. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Notes, even if these losses are not allocated to the Offered Notes. If the Note Principal Balances of the Subordinate Notes have been reduced to zero, the yields to maturity on the Senior Notes will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to the Senior Notes as described in this term sheet supplement.

As described under “Description of the Notes—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Subordinate Notes and Class X Notes may be made available to protect the holders of the Senior Notes against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Notes and Class X Notes with a lower payment priority may be made available to protect the holders of Subordinate Notes with a higher payment priority against interruptions in distributions.

Note Interest Rates

The Note Interest Rates on the Offered Notes will affect the yield to maturity on the Offered Notes. The Note Interest Rates on the Offered Notes will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, the Note Interest Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

The Note Interest Rates on the Offered Notes on or prior to the related Note Rate Change Date is a fixed interest rate subject to the related Available Funds Rate. Therefore, the prepayment of the mortgage loans in the related Loan Group may lower the related Available Funds Rate, which, in certain circumstances, could lower the Note Interest Rate for these notes, resulting in Basis Risk Shortfall Carryover Amounts. In addition, after the related Note Rate Change Date, the Note Interest Rate on each class of Offered Notes will adjust as set forth in the accompanying term sheet. However, the mortgage rates of some of the mortgage loans are based upon a different index plus the related gross margin, and adjust periodically after an initial fixed-rate period. The mortgage loans have varying gross margins, have interest rates which reset at different times and are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the index on the Offered Notes may rise during periods in which the related mortgage indices are stable or falling or that, even if both the index on the Offered Notes and the related mortgage indices rise during the same period, the index on the Offered Notes may rise much more rapidly than the related mortgage indices.

If on any Payment Date the Note Interest Rate for a class of Offered Notes is limited to the related Available Funds Rate, the holders of the applicable notes will receive less interest than they would have received on that Payment Date had the Note Interest Rate for that class not been based on the applicable Available Funds Rate. If the Note Interest Rate on any class of Offered Notes is limited for any Payment Date, the resulting Basis Risk Shortfall Carryover Amounts may be recovered by the holders of these notes on the same Payment Date or on future Payment Date to the extent that on such Payment Date or future Payment Date there are Available Funds remaining after interest and principal payments on the Offered Notes and the payment of certain fees and expenses of the trust.

Final Scheduled Payment Date

The final scheduled Payment Date for distributions on the Offered Notes is set forth in the accompanying term sheet. The final scheduled Payment Date in each case is the Payment Date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled Payment Date. In addition, the majority holder of the owner trust certificates may, at its option, repurchase all of the assets of the trust on or after any Payment Date on which the aggregate unpaid principal balance of the mortgage loans is less than 10% of the aggregate Scheduled Principal Balance of the mortgage loans as of the cut-off date. See “The Indenture—Optional Redemption” in this term sheet supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

Weighted Average Life

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Note is determined by (a) multiplying the amount of the reduction, if any, of the Note Principal Balance of such Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Note Principal Balance of such Note referred to in clause (a). The weighted average life of the Offered Notes of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this term sheet supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this term sheet supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179. See “The Agreements” in the prospectus.

General

The notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the Indenture, the Trust Agreement, the Administration Agreement and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes, except if the fifteenth day falls on a Saturday, a Sunday or a Holiday, it can be filed on the following business day. Reference is made to the prospectus for important information in addition to that presented in this term sheet supplement regarding the trust, the terms and conditions of the Indenture and the Trust Agreement and the notes. The notes will be transferable and exchangeable at the designated office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. See “The Indenture” in this term sheet supplement.

The Issuing Entity

Bear Stearns ARM Trust 2007-2 is a statutory trust formed under the laws of the State of Delaware pursuant to the short form trust agreement (the “Short Form Trust Agreement”), dated on or about June 2007 between the Depositor and the owner trustee, as amended and restated by the amended and restated trust agreement (the “Amended Trust Agreement,” and, together with the Short Form Trust Agreement, the “Trust Agreement”) dated as of the Closing Date, among the Depositor, the owner trustee, and Wells Fargo Bank as Securities Administrator, certificate registrar and certificate paying agent. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the notes, (iii) making payments on the notes, (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith and (v) engaging in any actions following the occurrence of a TMP Trigger Event necessary for the issuance and exchange of REMIC Class A Notes.

The Issuing Entity is not expected to have any significant assets other than the mortgage loans and certain related assets. In accordance with the Administration Agreement, certain duties of the Issuing Entity under the Agreements will be performed by the Indenture Trustee and certain other duties will be performed by the Depositor or an affiliate thereof.

Bear Stearns ARM Trust 2007-2’s fiscal year end is December 31.

The Owner Trustee

Wilmington Trust Company is the owner trustee under the Trust Agreement. The owner trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the Issuing Entity or the Noteholders under the Trust Agreement under any circumstances, except for the owner trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of some representations made by the owner trustee in the Trust Agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the owner trustee under the Trust Agreement.

The principal compensation to be paid to the owner trustee in respect of its obligations under the Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

The Indenture Trustee

The Indenture Trustee is Citibank, N.A. (“Citibank”), a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as Indenture Trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2007, Citibank’s Agency and Trust group manages in excess of $3.9 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide.  Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.   As of the end of the first quarter of 2007, Citibank acts as trustee, indenture trustee and/or paying agent for approximately 361 various residential mortgage-backed transactions.

The fee of the Indenture Trustee will be payable by the Master Servicer. The Indenture will provide that the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Indenture Trustee, in connection with any event of default, any breach of the Indenture or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the trust created pursuant to the Indenture (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

The Securities Administrator

Under the terms of the Indenture, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo Bank is responsible for the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Using information set forth in this term sheet supplement, the Securities Administrator will recreate the cashflow model for the trust based solely on the information received from the Depositor. Based on the monthly loan information provided by the Master Servicer, the Securities Administrator will calculate the amount of principal and interest to be paid to each class of notes on each Payment Date. In accordance with the cashflow model and based on the monthly loan information provided by the Master Servicer, the Securities Administrator will perform distribution calculations, remit distributions on the Payment Date to Noteholders and prepare a monthly statement to Noteholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Notes” and “Reports to Securityholders”. In performing these obligations, the Securities Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Securities Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor securities administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the indenture or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Indenture Trustee will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the Noteholders evidencing ownership of not less than 51% of the trust. In the event that the Noteholders remove the Securities Administrator, the compensation of any successor securities administrator will be paid by the Noteholders to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in the indenture as duties of the Securities Administrator, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Securities Administrator pursuant to the indenture, the Securities Administrator will examine them to determine whether they are in the required form; provided, however, the Securities Administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Securities Administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the indenture.

1.           On each Payment Date, the Securities Administrator will make monthly distributions and the final distribution to the Noteholders from funds in the Payment Account as provided in the Indenture.

2.           Except for those actions that the Securities Administrator is required to take under the indenture, the Securities Administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the indenture.

The Securities Administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the Securities Administrator unless it is determined by a court of competent jurisdiction that the Securities Administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities Administrator is obligor and has defaulted thereon). In no event will the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the Securities Administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the indenture will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The Securities Administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the indenture as set forth in the indenture except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Custodians

Wells Fargo Bank

Wells Fargo Bank is acting as a Custodian of certain of the mortgage loan files pursuant to the related custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the related mortgage notes and other contents of the mortgage files on behalf of the Indenture Trustee and the Noteholders. Wells Fargo Bank maintains each such mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Citibank, N.A.

Citibank, N.A. (“Citibank”), a national banking association, referred to in this term sheet supplement as Citibank or the Custodian, will act as Custodian for certain of the mortgage notes pursuant to a custodial agreement. Citibank will perform certain administrative functions on behalf of the Indenture Trustee.  Citibank’s for notices under the related custodial agreement are located at 5280 Corporate Drive, Frederick, Maryland 21703, Attention:  Citibank, N.A Custodial Operations.

Citibank, in its capacity as Custodian will hold certain of the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the Noteholders.  Citibank will maintain the mortgage files held by it in secure and fire-resistant facilities.  These mortgage files will not be physically segregated from other mortgage files in Citibank’s custody but will be kept in shared facilities.  However, Citibank’s proprietary document tracking system will show the location within Citibank’s facilities of each mortgage file held by it and will show that the mortgage loan documents are held by Citibank’s on behalf of the Issuing Entity.  Citibank, in its capacity as a Custodian will review each mortgage file held by it in accordance with the review criteria specified in the Sale and Servicing Agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received.

The Payment Account

The Securities Administrator will establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an account (the “Payment Account”). The Securities Administrator will deposit in the Payment Account, as received, the following amounts:

(i)           Any amounts withdrawn from the protected accounts or other permitted account;

(ii)  Any advance and compensating interest payments;

(iii)  Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in the protected accounts or other permitted account;

(iv)  The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v)  Any amounts required to be deposited with respect to losses on permitted investments; and

(vi)  Any other amounts received by or on behalf of the Master Servicer or the Indenture Trustee and required to be deposited in the Payment Account pursuant to the Sale and Servicing Agreement and the Indenture.

All amounts deposited to the Payment Account will be held in the name of the Indenture Trustee, in trust for the benefit of the Noteholders in accordance with the terms and provisions of the Indenture. The amount at any time credited to the Payment Account may be held as cash or invested in the name of the Indenture Trustee, in trust for the benefit of the Noteholders, in such permitted investments selected by the Master Servicer as set forth in the Sale and Servicing Agreement. The Master Servicer will be entitled to any amounts earned for five days on funds in the Payment Account and will be liable for any related losses on permitted investments in the Payment Account. Any one or more of the following obligations or securities held in the name of the Indenture Trustee, in trust for the benefit of the Noteholders will be considered a permitted investment:

(i)           direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)           (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the applicable credit rating or better from the Rating Agencies and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)           repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

(iv)           securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee, Securities Administrator or the Master Servicer or its affiliates) incorporated under the laws of the United States of America or any state thereof that have the applicable credit rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be permitted investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Issuing Entity to exceed 10% of the aggregate Outstanding Principal Balances of all the mortgage loans and permitted investments held as part of the Issuing Entity as determined by the Master Servicer;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the applicable credit rating or better from the Rating Agencies at the time of such investment;

(vi)           a reinvestment agreement issued by any bank, insurance company or other corporation or entity;

(vii)           any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

(viii)                      any money market or common trust fund having the applicable credit rating or better from the Rating Agencies rating such fund, including any such fund for which the Securities Administrator or Master Servicer or any affiliate of the Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a permitted investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

On each Payment Date, the Securities Administrator will withdraw Available Funds from the Payment Account and make payments to the related Noteholders in accordance with the provisions set forth under “Description of the Notes—Payments on the Notes” in this term sheet supplement. Each of the Indenture Trustee, the Securities Administrator and the Custodians will be entitled to compensation for its services under the Agreements which will be paid by the Master Servicer. The Indenture Trustee, the Securities Administrator and the Custodians will also be entitled to be reimbursed from the Issuing Entity for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Agreements prior to the payment of the Available Funds.

Events of Default

Events of default under the Indenture include:

(i)           a failure by the Issuing Entity to pay Accrued Note Interest on the Offered Notes on any Payment Date and such default shall continue for a period of five days; or

(ii)           the failure by the Issuing Entity on the Final Scheduled Payment Date to pay all Accrued Note Interest of the Offered Notes, all remaining Basis Risk Shortfall Carryover Amounts to any of the Offered Notes and to reduce the Note Principal Balances of any Offered Notes to zero; or

(iii)           there occurs a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv)           there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the trust fund in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the trust fund, or ordering the winding up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)           there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the trust fund, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

Rights Upon Event of Default

If an Event of Default should occur and be continuing with respect to the Offered Notes, the Securities Administrator at the written direction of the Offered Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding, may declare the principal of the Offered Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Offered Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

If the Securities Administrator collects any money or property with respect to the mortgage loans following an Event of Default, it will pay out the money or property for the related securities in the following order:

(A)	first, to the Indenture Trustee, the Securities Administrator, the Master Servicer, the Custodians and the related Servicer for amounts due and not previously paid pursuant to the Agreements;

(B)
second, to the related Offered Noteholders, for amounts due and unpaid on such notes with respect to interest (not including any Basis Risk Shortfall Carryover Amounts), pro rata, according to the amounts due and payable on each such Notes for interest;

(C)
third, to the related Offered Noteholders, for amounts due and unpaid on such Notes with respect to principal, and to each such Noteholder ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, until the Note Principal Balance of each such Class is reduced to zero;

(D)	fourth, to the related Offered Noteholders, pro rata, any Basis Risk Shortfall Carryover Amounts based on the amount of any Basis Risk Shortfall Carryover Amounts not previously paid;

(E)
fifth, to the related or unrelated Offered Noteholders, an amount equal to any previously allocated Realized Losses, on a pro rata basis based on the amount of Realized Losses previously allocated to each such class;

(F)	sixth, to the Subordinate Noteholders and Class X Noteholders in the manner and order of priority set forth in the Indenture; and

(G)	seventh, to the owner trust certificates as set forth in the Trust Agreement.

Limitation on Suits

To the extent set forth in the Indenture, no Offered Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Offered Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Offered Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Offered Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee on behalf of the Offered Noteholder; (3) such Offered Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Offered Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

Optional Redemption

The majority holder of the owner trust certificates may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, on or after the Payment Date on which the aggregate Scheduled Principal Balance of the mortgage loans is 10% or less of the aggregate Scheduled Principal Balance of the mortgage loans as of the cut-off date.

Limited Mortgage Loan Purchase Right

The majority holder of the owner trust certificates will have the option to purchase, at any one time, up to 1.00% (and in any case, at least five (5) mortgage loans) of the mortgage loans, by aggregate Scheduled Principal Balance of the mortgage loans.

Special Foreclosure Rights

In the event that any payment due under any mortgage loan is not postponed and remains delinquent beyond the expiration of any grace or cure period or any other default continues beyond the expiration of any grace or cure period the related Servicer will provide written notice to the Master Servicer and the owner trust certificates that such Servicer intends to proceed with foreclosure. In the event the holder of the owner trust certificates objects to such action, such Servicer will not be required to continue to make monthly advances with respect to such mortgage loan.

The related Servicer will not commence foreclosure proceedings with respect to a mortgage loan unless (i) no later than five business days (or with respect to mortgage loans for which Wells Fargo Bank is the Servicer, three business days) prior to its commencement of such foreclosure proceedings, it notifies the Master Servicer of its intention to do so (and the Master Servicer so notifies the holder of the owner trust certificates) and (ii) the holder of the owner trust certificates does not, within such five-business-day period (or with respect to mortgage loans for which Wells Fargo Bank is the Servicer, three-business-day period), affirmatively object to such action. In the event that the related Servicer determines in accordance with its servicing standard not to proceed with foreclosure proceedings with respect to a mortgage loan that becomes and remains delinquent beyond the expiration of any grace or cure period and the related Servicer has determined that it is unable to collect payments due under such mortgage loan in accordance with its servicing standard such Servicer shall, prior to taking any action with respect to such mortgage loan, promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such mortgage loan (and the Master Servicer so notifies the holder of the owner trust certificates); provided, that such Servicer shall not be permitted to proceed with any such other action unless the holder of the owner trust certificates does not, within five business days following such notice, affirmatively object to the Servicer taking such other action.

If the holder of the owner trust certificates timely and affirmatively objects to an action or contemplated action of the related Servicer as described above, then it shall instruct the Master Servicer to hire, at the sole cost and expense of the holder of the owner trust certificates, three appraisal firms, selected by the Master Servicer from the list of appraisal firms specified in the related Servicing Agreement, to compute the fair value of the mortgaged property relating to the related mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of such objection. If the Master Servicer shall have received three Fair Value Prices by the end of such 30-day period, then the holder of the owner trust certificates shall, no later than five days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the sum of (i) accrued and unpaid interest on such mortgage loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the related Servicer for deposit into the custodial account held by such Servicer for the Issuing Entity. All costs relating to the computation of the related Fair Value Prices shall be for the account of the holder of the owner trust certificates and shall be paid by the holder of the owner trust certificates at the time such mortgage loan and the related mortgaged property are purchased by the holder of the owner trust certificates. Notwithstanding anything herein to the contrary, the holder of the owner trust certificates shall not be entitled to any of its rights described herein with respect to a mortgage loan and the related mortgaged property following its failure to purchase such mortgage loans and the related mortgaged property at the price described above within the timeframe described above, following its objection to an action of the related Servicer.

Voting Rights

Voting rights of the trust in general will be allocated among the classes of notes based upon their respective Note Principal Balances minus 1% allocated to each class of Interest Only Notes.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the Notes, the Depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the Cut-off Date to be sold to the trust. The mortgage loans will be identified by loan group in a schedule appearing as an exhibit to the Indenture, with each group or subgroup separately identified, if applicable. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the Depositor will deposit with the related Custodian, on behalf of the Indenture Trustee, for the benefit of the Noteholders, if any, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed without recourse in the following form: “Pay to the order of Citibank, N.A., as Indenture Trustee for Noteholders of Structured Asset Mortgage Investments II Inc., Mortgage-Backed Notes, Series 2007-2 without recourse,” with all intervening endorsements that show a complete chain of endorsement from the originator to the Sponsor or, if the original mortgage note is unavailable to the Depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof, to the extent provided in the Sale Servicing Agreement;

(c)  a duly executed assignment of the mortgage to “Citibank, N.A., as Indenture Trustee for Noteholders of Structured Asset Mortgage Investments II Inc., Mortgage-Backed Notes, Series 2007-2, without recourse” or in blank; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Sale and Servicing Agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the Depositor; and

(e)  the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the related Custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the Indenture Trustee, if any, to the effect that such recording is not required to protect the Indenture Trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System.  The Sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The related Custodian on behalf of the Indenture Trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the Custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the related notes, if any.

Representations and Warranties

All of the Depositor’s right, title and interest to the mortgage loans and all rights of the Depositor under the Mortgage Loan Purchase Agreement will be assigned to the Indenture Trustee pursuant to the Agreements. The related Underlying Seller will make representations and warranties as to the mortgage loans sold in the related Sale Agreement. All right, title and interest in the Sale Agreements will be assigned to the Indenture Trustee insofar as they relate to the representations and warranties with respect to the mortgage loans made by the related Underlying Seller. A form of the Mortgage Loan Purchase Agreement and of the Sale Agreements containing such representations and warranties will be attached as an exhibit to the Agreements. The Depositor will file the Agreements along with the exhibits to the Agreements with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the Underlying Seller with respect to the related mortgage loans include the following, among others:

(a)  The mortgage loan is covered by an ALTA lender’s title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae, together with all applicable ALTA endorsements, including without limitation, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an 8.1 ALTA or equivalent environmental endorsement, insuring the servicer, its successors and assigns, as to the first lien priority of the mortgage subject to (1) the lien of nondelinquent current real property taxes and assessments not yet due and payable and (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the Underlying Seller of the related mortgage loan, in an amount at least equal to the original principal balance of the mortgage loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage providing for adjustment in monthly payment. The related title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the mortgaged property and each such policy was issued on the date of the origination of the mortgage loan by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located.

(b)  The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument a copy of which is in the mortgage file and have been or will be recorded, if necessary to protect the interests of the Indenture Trustee, and which has been or will be delivered to the Indenture Trustee, all in accordance with the Mortgage Loan Purchase Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, from its obligations in connection with the related mortgage loan.

(c)  At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the Underlying Seller of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae and was made by a qualified appraiser.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(a)  No mortgage loan is a “High Cost Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date, attached hereto as Exhibit 6) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(b)  Each original mortgage has been recorded or is in the process of being recorded in accordance with the requirements of the Sale and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Issuing Entity.

(c)  With respect to each representation and warranty with respect to any mortgage loan made by the related Underlying Seller in the related Sale Agreement that is made as of the related closing date (as defined in the related Sale Agreement), no event has occurred since the related closing date (as defined in the related Sale Agreement) that would render such representations and warranties to be untrue in any material respect as of the Closing Date.

After the Closing Date, if any document is found to be missing or defective in any material respect, the Indenture Trustee or the Custodians, as agents for the Indenture Trustee, is required to notify the Sponsor in writing. If the Sponsor cannot or does not cure such omission or defect with respect to a missing or defective document, within 90 days of its receipt of notice, the Sponsor is required to repurchase the related mortgage loan from the Issuing Entity within 90 days from the date of notice at a price equal to 100% of the Outstanding Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the Sponsor may remove such mortgage loan from the Issuing Entity and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the Closing Date.

After the Closing Date, if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the Notes in such mortgage loan, the Indenture Trustee or the Custodians, as agents for the Indenture Trustee, is required to notify the related Underlying Seller and the Sponsor in writing. If the related Underlying Seller or the Sponsor, as applicable, cannot or does not cure such omission or defect with respect to a missing or defective document, or if the related Underlying Seller or the Sponsor, as applicable, does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the related Underlying Seller or the Sponsor, as applicable, is required to repurchase the related mortgage loan from the Issuing Entity within 90 days from the date of notice at a price equal to 100% of the Outstanding Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the related Underlying Seller or the Sponsor, as applicable, may remove such mortgage loan from the Issuing Entity and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the Closing Date.

The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the Noteholders, the Indenture Trustee or the Depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the related Underlying Seller or the Sponsor, as applicable, with respect to a mortgage loan.

Notwithstanding anything to the contrary, following a TMP Trigger Event, if any defect or breach described above would cause any mortgage loan in a REMIC to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any cure, repurchase or substitution described above must occur within 90 days from the date such breach or defect was discovered.

THE SALE AND SERVICING AGREEMENT

The following summary describes a number of terms of the Sale and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Sale and Servicing Agreement. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Sale and Servicing Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179. See“The Agreements” in the prospectus.

Servicing and Other Compensation and Payment of Expenses

The master servicer fee shall be equal to the sum of investment income for five days on funds in the Payment Account and any remaining interest will not be available for payment to the Noteholders.  The Agreements also will provide that the Master Servicer will be entitled to reimbursement from the Payment Account for advances and certain expenses.  The Servicers will be entitled to receive a fee as compensation for their activities under the related Servicing Agreement equal to the applicable servicing fee rate, set forth in the accompanying term sheet, multiplied by the Scheduled Principal Balance of each mortgage loan, serviced by the related Servicer, as of the Due Date in the month preceding the month in which such Payment Date occurs.

In addition to the primary compensation described above, the Servicers will be entitled to retain all prepayment charges and penalties, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the related servicing agreement.

The Servicers will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related servicing agreement).

Collection and Other Servicing Procedures

The Servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the related Servicing Agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related Servicer to be in the best interests of the related Noteholders, such Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the related Servicer will take into account whether such loss mitigation practice will not be materially adverse to the interests of the Noteholders in the aggregate on a present value basis using reasonable assumptions (including taking into account any estimated Realized Losses that might result absent such action). Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the related Servicer may modify the loan only to the extent set forth in the related Servicing Agreement. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in a allocation of a Realized Loss to, one or more classes of the related Notes.

In connection with any such servicing modification and subject to the related Servicing Agreement and the Sale and Servicing Agreement, the related Servicer or Master Servicer may reimburse itself from the Issuing Entity for any outstanding advances and servicing advances at the time of the modification to the extent that such related advances or servicing advances are reimbursable to that Servicer or Master Servicer and to the extent of the related Principal Funds for the related Payment Date. Any such reimbursement will occur during the same calendar month as the servicing modification, and any such reimbursement will be treated as a Realized Loss which will be incurred on the Payment Date related to the calendar month during which the servicing modification occurred. To the extent advances and servicing advances or other amounts owed the related Servicer or Master Servicer are capitalized, that Servicer or Master Servicer may reimburse itself from such arrearages on a first priority basis to the extent of the related Principal Funds  for the related Payment Date.

Realization Upon Defaulted Mortgage Loans

The Servicers will take such action either as each such servicer deems to be in the best interest of the Issuing Entity, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the Servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Sale and Servicing Agreement or the related Servicing Agreement, as applicable, the related Servicer will service the property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and to the extent set forth in the related Servicing Agreement or the Sale and Servicing Agreement, as applicable. The related Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the Issuing Entity following the mortgaged property’s eventual liquidation. A Servicer may also in its discretion, as an alternative to foreclosure, sell a defaulted mortgage loan at fair market value to third parties, if such Servicer reasonably believes that such sale would maximize proceeds to the trust in the aggregate (on a present value basis) with respect to such mortgage loan.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Noteholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

The Protected Accounts

The Servicers will establish and maintain one or more accounts, referred to in this term sheet supplement as the Protected Accounts, into which they will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the related Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the related Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreements.

On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Securities Administrator the Available Funds for deposit in the Payment Account for such Payment Date.

To the extent provided in the Sale and Servicing Agreement and the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in permitted investments in the name of the Indenture Trustee for the benefit of the Noteholders and, except as provided in the Sale and Servicing Agreement and the related Servicing Agreement, not commingled with any other funds. Such permitted investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit. The income earned from permitted investments shall be paid to the related Servicer under the Sale and Servicing Agreement and the related Servicing Agreement, and the risk of loss of monies required to be paid to the Noteholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Sale and Servicing Agreement and the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second business day prior to the Payment Date on which the monies so invested are required to be paid to the Noteholders.

Optional Purchase of Defaulted Mortgage Loans

Subject to the conditions set forth in the Sale and Servicing Agreement, the majority holder of the owner trust certificates may, at its option, purchase from the Issuing Entity any mortgage loan which has become delinquent in payment by 90 days or more or which is an REO Property. That purchase shall be at a purchase price equal to the Repurchase Price.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor, the Securities Administrator and the Master Servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Sale and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Sale and Servicing Agreement will also provide for delivery to the Securities Administrator and the Master Servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicers have fulfilled in all material respects its obligations under the Sale and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Noteholders without charge, if not available at the Securities Administrator’s website, upon written request to Securities Administrator.  These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

FEDERAL INCOME TAX CONSEQUENCES

Taxation of the Issuing Entity and Offered Noteholders Generally

In the opinion of Thacher Proffitt & Wood LLP, based on the application of existing law and assuming compliance with the Indenture, the Trust Agreement and other related documents, and based in part on the facts set forth in this term sheet supplement and additional information and representations, for federal income tax purposes (i) the Offered Notes will be characterized as indebtedness to a Noteholder (other than a Noteholder that owns, directly or indirectly through one or more entities disregarded as entities separate from such Noteholder, a 100% ownership interest in the owner trust certificates and each class of the Retained Notes (as defined earlier in this term sheet supplement) and not as representing ownership interests in the Issuing Entity, and (ii) the Issuing Entity will not be classified as (A) an association taxable as a corporation, (B) a publicly traded partnership or (C) a taxable mortgage pool, as long as, in the case of clause (C), a single person owns for federal income tax purposes, directly or indirectly through one or more entities disregarded as entities separate from such person, a 100% ownership interest in the owner trust certificates and each class of the Retained Notes. Under the Indenture, the Issuing Entity, the Indenture Trustee and the Noteholders will agree to treat the Offered Notes as indebtedness for federal, state and local income and franchise tax purposes (assuming such Offered Notes are sold to investors other than the owner of a 100% ownership interest the owner trust certificates and each class of the Retained Notes).

On the closing date, Alesco Loan Holdings, LLC will acquire a 100% ownership interest in the owner trust certificates and each class of the Retained Notes. So long as a 100% ownership interest in the owner trust certificates and each class of the Retained Notes is held by a single person, for federal income tax purposes, the Retained Notes will not be considered issued and outstanding. If such person were to sell or otherwise transfer some of its ownership interest in the Retained Notes or the owner trust certificates to an unrelated party, then some or all of the Retained Notes would be considered to have been issued for federal income tax purposes at the time of such sale or other transfer. Moreover, if such person were to sell or otherwise transfer some or all of its ownership interest in the Retained Notes or the owner trust certificates to an unrelated party in such a manner so that, after the transfer, two or more persons do not own identical percentage interests in the owner trust certificates and each class of the Retained Notes, then the Issuing Entity could at that time be treated as a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. If federal income taxes were imposed on the Issuing Entity, the cash flow available to make payments on the Offered Notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the Issuing Entity, with a consequential redemption of the Offered Notes at an earlier time than anticipated. Pursuant to the Trust Agreement and the Indenture, no transfer of an ownership interest in the owner trust certificates or any class of the Retained Notes will be permitted, except that (i) a 100% ownership interest in the owner trust certificates and each class of the Retained Notes may be transferred in a single transaction to a single person, directly or by transfer to one or more entities disregarded as entities separate from such person, (ii) a portion of an ownership interest in the owner trust certificates and each class of the Retained Notes may be transferred in a single transaction to an unrelated person, but only if, after the transfer, each person’s percentage interest in the owner trust certificates will be identical to such person’s percentage interest in each class of the Retained Notes, (iii) an ownership interest in the owner trust certificates or the Retained Notes may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the Issuing Entity as secured indebtedness for federal income tax purposes and (iv) if an ownership interest in the owner trust certificates and the Retained Notes is pledged to secure indebtedness or is subject to a repurchase agreement and a default occurs under the terms of such indebtedness or repurchase agreement, the lender or repurchase agreement counterparty may sell the ownership interest in the owner trust certificates or the Retained Notes without regard to the limitations in clauses (i) and (ii) above, provided however, that as conditions to any such sale that would cause a TMP Trigger Event, (a) each step required to be taken following a TMP Trigger Event (as defined earlier in this term sheet supplement), including the exchange of the then outstanding Offered Notes for REMIC Class A Notes (as defined earlier in this term sheet supplement), as described in this term sheet supplement, has taken place, and (b) legal opinions shall have been rendered as to, among other issues, qualification of such REMIC Class A Notes as “regular interests” in a REMIC.  If a TMP Trigger Event occurs, certain steps will be taken prior to giving effect to such sale or other transfer, including the issuance of the REMIC Class A Notes in exchange for the Offered Notes. See “—Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event.”  Except as noted below, the remainder of this discussion assumes that the Offered Notes are properly characterized as indebtedness for federal income tax purposes and that a TMP Trigger Event does not occur.

The Offered Notes may be treated as having been issued with “original issue discount” (“OID”). See “Federal Income Tax Consequences” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Notes. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such notes and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Notes should be treated as issued with, or issued with a different amount of, original issue discount, as applicable, or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of the Offered Notes.

The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the Offered Notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of federal income and state and local tax laws to the Issuing Entity and purchasers of the Offered Notes.

Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event

To avoid the adverse tax consequences of any recharacterization of the Issuing Entity as a taxable mortgage pool, the Trust Agreement and the Indenture will provide that if a sale or other transfer of an ownership interest in the Retained Notes or the owner trust certificates would cause the a TMP Trigger Event, certain steps will be taken prior to giving effect to such sale or other transfer, including the following: the related Servicer will purchase from the Issuing Entity or on behalf of the Issuing Entity will sell any REO property and other non-REMIC eligible property at their then fair market value (provided that, to the extent that the purchase price of such REO properties and non-REMIC eligible properties would result in the allocation of a Realized loss to any class of Offered Notes, the party causing the TMP Trigger Event shall contribute to the Issuing Entity an amount equal to such Realized Losses), any mortgage loan that is then 60 or more days delinquent will either be subject to foreclosure restrictions (within the Underlying REMIC Trust as defined earlier in this term sheet supplement) or together with any other non-REMIC eligible property, be sold from the Issuing Entity, all of the remaining assets of the Issuing Entity will be transferred to the Underlying REMIC Trust, with respect to which one or more REMIC elections will be made, in exchange for the REMIC Certificates to be issued by the Underlying REMIC Trust, the Securities Administrator will cause the Issuing Entity to make a REMIC election with respect to the REMIC Class A Certificates, the Issuing Entity will issue REMIC Class A Notes secured by the REMIC Class A Certificates (which REMIC Class A Notes will represent ownership of REMIC regular interests in the Trust REMIC), and the REMIC Class A Notes will be transferred to beneficial owners of Offered Notes in exchange for their Offered Notes.

Each REMIC Class A Note issued by the Issuing Entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the Trust REMIC and a separate contractual right to receive payments in respect of Basis Risk Shortfall Carryover Amounts. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the Offered Note for which they would be exchanged, though the payment priority will change slightly.

A beneficial owner of an Offered Note would recognize gain or loss on the exchange of the Offered Note for the REMIC Class A Note in an amount equal to the difference, if any, between such beneficial owner’s adjusted tax basis in the Offered Note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefore. Any loss on the exchange will likely be subject to the “wash sale” rules of Section 1091 of the Code, which may disallow recognition of a loss on the exchange.  Prospective investors in the Offered Notes are advised to consult their own tax advisors on the tax consequences of an exchange of an Offered Note for a REMIC Class A Note.

There are no cases or rulings of the Internal Revenue Service (the “IRS”) on transactions similar to those contemplated in this term sheet supplement with respect to the exchange of the Offered Notes issued by the Issuing Entity for newly created REMIC Class A Notes.  As a result, there can be no guarantee that the IRS will not challenge the treatment of the exchange and related events or that a court will not sustain such challenge.

Taxation of Holders of REMIC Class A Notes

For federal income tax purposes, a beneficial owner of a REMIC Class A Note will be treated as owning both an undivided interest in a REMIC regular interest, and the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts. The treatment of amounts received by a holder of a REMIC Class A Note under such holder’s right to receive payments in respect of Basis Risk Shortfall Carryover Amounts will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under the REMIC regulations, each holder of a REMIC Class A Note must allocate its purchase price for the REMIC Class A Note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts in accordance with the relative fair market values of each property right.  The Trust REMIC intends to treat payments made to the holders of the REMIC Class A Notes in respect of Basis Risk Shortfall Carryover Amounts as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust REMIC’s allocation of the issue price will be binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust REMIC’s allocation. For tax reporting purposes, the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts may have more than a de minimis value. Under the REMIC regulations, the Underlying REMIC Trust will be required to account for the REMIC regular interest and the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts as discrete property rights. It is possible that the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts could be treated as a partnership among the holders of the REMIC Class A Notes and the holders of the REMIC Certificates issued by the Underlying REMIC Trust other than the REMIC Class A Certificates, in which case holders of such REMIC Class A Notes potentially would be subject to different timing of income and foreign holders of such REMIC Class A Notes could be subject to withholding in respect of payments in respect of Basis Risk Shortfall Carryover Amounts. Holders of the REMIC Class A Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such REMIC Class A Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the REMIC Class A Notes will be unable to use the integration method provided for under such regulations with respect to those REMIC Class A Notes. If the Trust REMIC’s treatment of payments of Basis Risk Shortfall Carryover Amounts is respected, ownership of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Some or all of the REMIC Class A Notes may be treated as having been issued with OID. A beneficial owner of a REMIC Class A Note will be required to include any OID with respect to such REMIC Class A Note in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 25% CPR described in this term sheet supplement. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

Upon the sale or exchange of a REMIC Class A Note, the amount of the sale or exchange allocated to the selling holder’s right to receive payments in respect of Basis Risk Shortfall Carryover Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations. A holder of a REMIC Class A Note will have gain or loss from such a termination of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts. Gain or loss realized upon the termination of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

Each REMIC Class A Note, exclusive of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts, will be treated as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, an asset described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the Issuing Entity, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from each REMIC Class A Note, exclusive of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts, will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the right of each REMIC Class A Note to receive payments in respect of Basis Risk Shortfall Carryover Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.  As a result, the REMIC Class A Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the REMIC Class A Notes, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the Offered Notes. The Underwriter is obligated to purchase all Offered Notes of the respective classes offered by this term sheet supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the Sponsor.

Distribution of the Offered Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-entry Notes will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of each other class of Offered Notes will be made at the offices of the Underwriter, in each case, on or about the Closing Date.

The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the Note Principal Balance of the Offered Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of information regarding the Offered Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Notes will be passed upon for the Depositor and the underwriter by Thacher Proffitt & Wood llp, New York, New York.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Issuing Entity, Bear, Stearns & Co. Inc. and the Depositor are affiliated parties. There are no affiliations among the Issuing Entity, Bear, Stearns & Co. Inc. and the Depositor and any of Citibank, Wells Fargo Bank, Countrywide Servicing, Countrywide Home Loans, Citibank or the Owner Trustee. Countrywide Servicing and Countrywide Home Loans are affiliated parties. Wells Fargo Bank is a Servicer, the Master Servicer, the Securities Administrator and a Custodian. The Indenture Trustee and Citibank as a Custodian are the same entity. Other than as indicated above, there are no affiliations among the Indenture Trustee, Wells Fargo Bank, Countrywide Servicing, Countrywide Home Loans, Citibank or the Owner Trustee.

Except as otherwise described in this term sheet supplement, there are currently no business relationships, agreements, arrangements, transactions or understandings among (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the notes, or that relate to the notes or the pooled assets. Except as otherwise described in this term sheet supplement, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of each class of Offered Notes that it receives at least the rating in the accompanying term sheet by one or more rating agencies including S&P, Moody’s or Fitch.

The ratings assigned to mortgage-backed notes address the likelihood of the receipt by Noteholders of all distributions to which the Noteholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Notes, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated, the payment of the Basis Risk Shortfall Carryover Amount or the anticipated yields in light of prepayments. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Notes.

The Depositor has not requested that any rating agency rate any class of the Offered Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Notes in accordance with the rating agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Note, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to Noteholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed under “Description of the Notes”, “Indenture—Reports to Noteholders” “—Evidence as to Compliance” in this term sheet supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports prepared by the Securities Administrator and filed by it with the Commission will be posted on the Securities Administrator’s internet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

LEGAL INVESTMENT

The Offered Notes will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Notes.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.”  The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Offered Notes. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage note interest security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Notes would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The Depositor makes no representations as to the proper characterization of any class of Offered Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features”.

As of the date hereof, it is anticipated that the ratings of the Offered Notes and the traditional debt features of the Offered Notes should cause such Notes to be treated as debt with no “substantial equity features” under the DOL Regulations. There can be no assurance given, however, that the Offered Notes are or will be treated as debt and not “equity interests” under the DOL Regulations. Moreover, the debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Offered Notes change. If the Offered Notes were to be treated as equity interests, the mortgage loans and other assets of the trust may be considered to be Plan Assets. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the Offered Notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the Offered Notes, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicers, any other servicer, any administrator, any provider of credit support, any owner of the Offered Notes, which could be transferred subsequent to the purchase of an Offered Note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the Issuing Entity of those securities to be deemed “Plan Assets” of such Plan, and any person with certain specified relationships to such Issuing Entity to be deemed a Party in Interest with respect to the investing Plan.

By acquiring an Offered Note, each purchaser will be deemed to represent that either (1) it is not acquiring such note with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of such note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) such notes are rated investment grade or better and such person believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat such notes. Alternatively, regardless of the rating of the Offered Notes, such person may provide the Securities Administrator and the owner trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, the underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicers or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, the underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicers or any successor servicer to any obligation in addition to those undertaken in the Indenture.

ANY PLAN FIDUCIARY WHICH PROPOSES TO CAUSE A PLAN TO ACQUIRE ANY OF THE OFFERED NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND THE CODE OF THE PLAN’S ACQUISITION AND OWNERSHIP OF SUCH NOTES.

GLOSSARY

Accrued Note Interest— With respect to the Offered Notes of any class on any Payment Date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate on the Note Principal Balance of such Note immediately prior to such Payment Date, less (1) in the case a REMIC Class A Note, such Class’s share of (a) Net Interest Shortfalls and (b) after the Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans and (2) in the case of a Subordinate Note or a Class X Note, such Class’s share of (a) Net Interest Shortfalls and (b) the interest portion of any Realized Losses on the mortgage loans. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Class X Notes and Subordinate Notes in proportion to the amount of Accrued Note Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Note Interest on the Notes will be calculated on the basis of a 360-day year consisting of 30-day months.

AdministrationAgreement— The Administration Agreement, dated as of June 29, 2007, among the Issuing Entity, the Depositor, the Securities Administrator, the Owner Trustee and the Sponsor.

Agreements— The Servicing Agreements, the Sale Agreements, the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement and the Administration Agreement.

Allocable Share— With respect to any class of Subordinate Notes on any Payment Date will generally equal such class’s pro rata share (based on the Note Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount; provided, that except as described in the succeeding sentence, no class of Subordinate Notes (other than the class of Subordinate Notes outstanding with the lowest numerical designation) shall be entitled on any Payment Date to receive payments pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such Payment Date. If on any Payment Date the Note Principal Balance of any class of Subordinate Notes for which the related Class Prepayment Distribution Trigger was satisfied on such Payment Date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount, to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Notes in reduction of their respective Note Principal Balances, sequentially, in the order of their numerical class designations.

American Home — American Home Mortgage Corp.

American Home Sale Agreement —That certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2005, between Citigroup and American Home, as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, among the Sponsor, Citigroup and American Home.

Available Funds— For any Payment Date with respect to each Loan Group, the (1) related Interest Funds and (2) the related Principal Funds, less any Capitalization Reimbursement Amount related to such Loan Group for that Payment Date.

Available Funds Rate— With respect to any Payment Date and the Class I-A-1 Notes and Class I-A-2 Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for Loan Group I, for such Payment Date, multiplied by 12, and the denominator of which is the Note Principal Balance of the Class I-A-1 Notes and Class I-A-2 Notes immediately prior to such Payment Date. With respect to any Payment Date and the Class II-A-1 Notes and Class II-A-2 Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for Loan Group II, multiplied by 12, and the denominator of which is the Note Principal Balance of the Class II-A-1 Notes and Class II-A-2 Notes immediately prior to such Payment Date. With respect to any Payment Date and the Class III-A-1 Notes and Class III-A-2 Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for Loan Group III, multiplied by 12, and the denominator of which is the Note Principal Balance of the Class III-A-1 Notes and Class III-A-2 Notes immediately prior to such Payment Date. With respect to any Payment Date and the Class IV-A-1 Notes and Class IV-A-2 Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for Loan Group IV, multiplied by 12, and the denominator of which is the Note Principal Balance of the Class IV-A-1 Notes and Class IV-A-2 Notes immediately prior to such Payment Date.

Bankruptcy Loss— Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall Carryover Amount— On any Payment Date, and with respect to any Offered Note, an amount equal to the excess of the (i) interest accrued at the related Note Interest Rate (without giving effect to the related Available Funds Rate) over (ii) the amount of interest received on such Note based on the related Available Funds Rate, together with the unpaid portion of any excess from previous Payment Dates (and any interest thereon at the then applicable Note Interest Rate without giving effect to the related Available Funds Rate). With respect to the REMIC Class A Notes and any Payment Date, the excess, if any, of the (i) interest accrued at their respective Note Interest Rate (without giving effect to the Net Rate Cap and the Available Funds Rate) over (ii) the amount of interest received on such Notes if the Note Interest Rate is based on the Net Rate Cap, together with the unpaid portion of any excess from previous Payment Dates (and any interest thereon at the then applicable Note Interest Rate without giving effect to the Net Rate Cap and the Available Funds Rate).

Book-entry Notes— The Offered Notes issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Capitalization Reimbursement Amount— With respect to any Payment Date, the aggregate of the amounts added to the Stated Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to the related Servicer on or prior to such Payment Date in connection with the modification of such mortgage loans.

Citi Custodial Agreement— The Citi Custodial Agreement, dated as of June 29, 2007, among the Issuing Entity, the Depositor, the Indenture Trustee, the Master Servicer, the Securities Administrator and Citi as Custodian

Citi— Citigroup Global Markets Realty Corp.

Citigroup Sale Agreement— Any of (i) that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup and Countrywide Home Loans, as amended by that Amendment Reg AB, dated as of February 28, 2006, and as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006, among the Sponsor, Citigroup and Countrywide Home Loans and (ii) that certain Amended and Restated Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2005, as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, among the Sponsor, Citigroup and MortgageIT, Inc.

Class Prepayment Distribution Trigger— A test, which shall be satisfied for a class of Subordinate Notes for a Payment Date if the fraction (expressed as a percentage), the numerator of which is the aggregate Note Principal Balance of such class and each class of Subordinate Notes subordinate thereto, if any, in each case, immediately preceding such Payment Date, and the denominator of which is the Scheduled Principal Balances of all of the mortgage loans as of the beginning of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Compensating Interest Payments— Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

Countrywide Home Loans— Countrywide Home Loans, Inc.

Countrywide Sale Agreement— Any of (i) that Mortgage Loan Purchase and Servicing Agreement, dated as of December 8, 2006, between Countrywide Home Loans and the Sponsor, as amended by that Amendment Reg AB, dated as of December 8, 2006, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007, among Countrywide Servicing, Countrywide Home Loans, the Sponsor and the Issuing Entity and (ii) that Mortgage Loan Purchase and Servicing Agreement, dated as of September 29, 2006, between Countrywide Home Loans and the Sponsor, as amended by Amendment No. 1, dated as of October 17, 2006, and as amended by that Amendment Reg AB, dated as of October 25, 2006, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007, among Countrywide Servicing, Countrywide Home Loans, the Sponsor and the Issuing Entity.

Countrywide Servicing— Countrywide Home Loans Servicing LP.

Countrywide Servicing Agreement— Any of the Countrywide Sale Agreements and that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup and Countrywide Home Loans, as amended by that Amendment Reg AB, dated as of February 28, 2006, and as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006, among the Sponsor, Citigroup and Countrywide Home Loans.

CPR— A constant rate of prepayment on the mortgage loans.

Cross-over Date— The Payment Date on which the Note Principal Balances of the Subordinate Notes are reduced to zero.

Custodial Agreement — Any of the Wells Fargo Bank Custodial Agreement or Citi Custodial Agreement.

Custodian— Any of Wells Fargo Bank or Citi.

Cut-off Date— June 1, 2007.

Depositor — Structured Asset Mortgage Investments II Inc.

Determination Date— With respect to any Payment Date and the mortgage loans is the date specified in the Sale and Servicing Agreement.

Due Date— With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Sale and Servicing Agreement.

Due Period— With respect to any Payment Date, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Event of Default— Any one of the following: (a) the failure by the Issuing Entity to pay Accrued Note Interest on any class of Offered Notes on any Payment Date and such default continues for the time period specified in the Indenture; (b) the failure by the Issuing Entity on the final scheduled Payment Date to pay all Accrued Note Interest of any class of Notes, all remaining Basis Risk Shortfall Carryover Amount of the Class A Notes and reduce the Note Principal Balances of any class of Notes to zero; (c) a default by the Issuing Entity in the observance of certain negative covenants or covenant in the Indenture or any representation or warranty made by the Issuing Entity in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; or (d) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

Indenture— The Indenture, dated as of June 29, 2007, among the Issuing Entity, the Indenture Trustee and the Securities Administrator.

Indenture Trustee— Citibank, N.A., a national banking association organized under the laws of the United States and its successors and assigns or any successor Indenture Trustee appointed pursuant to the terms of the Indenture.

Insurance Proceeds— Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Accrual Period— For each class of Notes and for any Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs.

Interest Determination Date— With respect to any Payment Date (i) with respect to the Class I-A-1 Notes and Class I-A-2 Notes, in October 2010, and semi-annually thereafter, (ii) with respect to the Class II-A-1 Notes and Class II-A-2 Notes, in October 2011, and annually thereafter, the last LIBOR business day of the related Interest Accrual Period, (iii) with respect to the Class III-A-1 Notes and Class III-A-2 Notes, in October 2013, and annually thereafter, the last LIBOR business day of the related Interest Accrual Period and (iv) with respect to the Class IV-A-1 Notes and Class IV-A-2 Notes, in October 2011, and annually thereafter, the last business day of the related Interest Accrual Period. Any subsequent Interest Determination Date shall be the last business day of the twelfth Interest Accrual Period following the preceding Interest Determination Date. A “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Interest Funds— With respect to a Payment Date and each Loan Group generally are equal to the sum, without duplication, of (i) all scheduled interest, less the Servicing Fee, (ii) all advances relating to interest, (iii) all Compensating Interest, (iv) Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related Loan Group, (v) the interest portion of proceeds of the repurchase of any mortgage loans in the related Loan Group, and (vi) such Loan Group’s pro rata share (based on the aggregate Scheduled Principal Balance) of the interest portion of the purchase price of the assets of the Issuing Entity upon exercise by the majority holder of the owner trust certificates of its optional termination right, less amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Indenture Trustee and the Custodians as provided in the Indenture to the extent related to such Loan Group (or, if such reimbursement or payment is not related to a Loan Group, then such Loan Group’s pro rata share (based on the aggregate Scheduled Principal Balance) of such reimbursement or payment).

Issuing Entity— Bear Stearns ARM Trust 2007-2, a Delaware statutory trust, or its successor in interest.

Liquidated Mortgage Loan— Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds— Amounts received by the related Servicer in connection with the liquidation of a defaulted mortgage loan whether through a Indenture Trustee’s sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise and any Subsequent Recoveries.

Loan-to-Value Ratio— The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Monthly Advance— The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Mortgage Loan Purchase Agreement— The Mortgage Loan Purchase Agreement, dated as of June 29, 2007 between the Sponsor and the Depositor.

Net Liquidation Proceeds— Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate— For any mortgage loan, the then applicable mortgage rate thereon less the servicing fee rate expressed as a per annum rate.

Net Rate Cap — With respect to any Payment Date and the REMIC Class A Notes and REMIC Class A Certificates, a per annum rate, equal to the weighted average of the Net Rates of the mortgage loans in the related loan group for such Payment Date.

Noteholder— A holder of an Offered Note.

Note Interest Rate— The Note Interest Rate with respect to the Class I-A-1 Notes and Class I-A-2 Notes, prior to the related Note Rate Change Date, the lesser of (i) ____% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) Six-Month LIBOR Note Index (determined every six months) plus ____% per annum, (ii) ____% per annum and (iii) the related Available Funds Rate. The Note Interest Rate with respect to the Class II-A-1 Notes and Class II-A-2 Notes, prior to the related Note Rate Change Date, the lesser of (i) ____% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) One-Year LIBOR Note Index (determined annually) plus ____% per annum, (ii) ____% per annum and (iii) the related Available Funds Rate. The Note Interest Rate with respect to the Class III-A-1 Notes and Class III-A-2 Notes, prior to the related Note Rate Change Date, the lesser of (i) ____% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) One-Year LIBOR Note Index (determined annually) plus ____% per annum, (ii) ____% per annum and (iii) the related Available Funds Rate. The Note Interest Rate with respect to the Class IV-A-1 Notes and Class IV-A-2 Notes, prior to the related Note Rate Change Date, the lesser of (i) ____% per annum (and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) One-Year U.S. Treasury Note Index (determined annually) plus ____% per annum, (ii) ____% per annum  and (iii) the related Available Funds Rate.

Note Owner— Any person who is the beneficial owner of a Book-entry Note.

Note Principal Balance— With respect to any Notes (other than the Class X Notes) as of any Payment Date will equal such Note’s initial principal balance on the Closing Date, as reduced by (1) all amounts allocable to principal previously distributed with respect to such Note and (2) the principal portion of all Realized Losses previously allocated to such Note (taking into account the applicable Loss Allocation Limitation); provided that, the Note Principal Balance of any class of Notes (other than the Class X Notes) with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Note Principal Balance of that Note.

Note Rate Change Date— The Note Rate Change Date for the Class I-A-1 Notes and Class I-A-2 Notes is the Payment Date occurring in November 2010. The Note Rate Change Date for the Class II-A-1 Notes and Class II-A-2 Notes is the Payment Date occurring in November 2011. The Note Rate Change Date for the Class III-A-1 Notes and Class III-A-2 Notes is the Payment Date occurring in November 2013. The Note Rate Change Date for the Class IV-A-1 Notes and Class IV-A-2 Notes is the Payment Date occurring in November 2016.

Notes— The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

Offered Notes— The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes. The Offered Notes shall also include the REMIC Class A Notes to the extent described in this term sheet supplement.

Original Subordinate Principal Balance— The aggregate Note Principal Balance of the Subordinate Notes as of the Closing Date.

Outstanding Principal Balance— With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the Issuing Entity.

Owner Trustee— Wilmington Trust Company and its successors and assigns or any successor Owner Trustee appointed pursuant to the terms of the Trust Agreement.

Payment Date— In each month, the 25th day of the month, or, if such day is not a business day, on the next succeeding business day, beginning in July 2007.

Prepayment Period— With respect to any mortgage loan and any Payment Date, the period set forth in the related Servicing Agreements.

Principal Funds— With respect to a Payment Date and each Loan Group, are equal to the sum, without duplication, of (i) the scheduled principal collected on the mortgage loans in the related Loan Group during the related Due Period or advanced by the related Servicer or Master Servicer, (ii) prepayments of principal in respect of the mortgage loans in the related Loan Group, exclusive of any prepayment charges, collected in the related Prepayment Period, (iii) the Outstanding Principal Balance of each mortgage loan in the related Loan Group that was repurchased by the related Underlying Seller or the Sponsor, as applicable, the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related Loan Group is less than the aggregate unpaid principal balance of any deleted mortgage loans in the related Loan Group delivered by the related Underlying Seller or the Sponsor, as applicable, in connection with a substitution of a mortgage loan in the related Loan Group, (iv) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related Loan Group, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and (v) such Loan Group’s pro rata share (based on the aggregate Scheduled Principal Balance) of the principal portion of the purchase price of the assets of the Issuing Entity upon the exercise by the majority holder of the owner trust certificates of its optional termination right; minus any amounts required to be reimbursed to the Sponsor, the Servicers, the Master Servicer, the Securities Administrator, the Custodians or the Indenture Trustee as provided in the Indenture to the extent related to such Loan Group (or, if such reimbursement or payment is not related to a Loan Group, then such Loan Group’s pro rata share (based on the aggregate Scheduled Principal Balance) of such reimbursement or payment), to the extent not reimbursed from the Interest Funds from either Loan Group for such Payment Date, minus any Capitalization Reimbursement Amount.

Principal Prepayment— With respect to each Loan Group any payment or other recovery of principal on a mortgage loan in the related Loan Group which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies— Standard and Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc.

Realized Loss— With respect to a mortgage loan in each Loan Group is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan in the related Loan Group, the unpaid principal balance thereof plus accrued and unpaid interest thereon payable to the Issuing Entity at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are applied to reduce the Note Principal Balance of any class of Notes (other than the Class X Notes) on any Payment Date.

Record Date— For each class of Offered Notes and each Payment Date, the last business day of the month preceding the month in which such Payment Date occurs.

REO Property— A mortgage property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price— With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (1) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the related Servicer of the mortgage loan and (3) any costs and damages incurred by the Issuing Entity in connection with any violation of such mortgage loan of any anti-predatory lending laws.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the related Underlying Seller or the Sponsor, as applicable, and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities—Assignment of Trust Fund Assets” in the base prospectus and “Trust Agreement—Representations and Warranties” in this term sheet supplement.

Reserve Fund— The reserve fund maintained by the Securities Administrator in the name of the Indenture Trustee and for the benefit of the Noteholders.

Reserve Interest Rate— With respect to any Interest Determination Date for the Offered Notes, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-year United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Sale Agreement— Any of the American Home Sale Agreement, Citigroup Sale Agreement, Countrywide Sale Agreement and Wells Fargo Sale Agreement, as applicable.

Sale and Servicing Agreement— The Sale and Servicing Agreement, dated as of June 29, 2007, among the Issuing Entity, the Sponsor, the Indenture Trustee, the Master Servicer, the Securities Administrator and the Depositor.

Scheduled Principal Balance— With respect to any mortgage loan and any Payment Date (1) the sum of (a) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), and (b) the amount by which the scheduled principal balance of the mortgage loan has been increased pursuant to a servicing modification, less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Senior Notes— The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes. The Senior Notes shall also include the REMIC Class A Notes to the extent described in this term sheet supplement.

Senior Optimal Principal Amount— With respect to each group of the Senior Notes and each Payment Date, an amount equal to the sum of the following (but in no event greater than the aggregate Note Principal Balance of the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes, as applicable, immediately prior to such Payment Date):

(1)  the applicable Senior Percentage of the principal portion of all Monthly Payments due on the related mortgage loans on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)  the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(3)  the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal with respect to the mortgage loans in the related Loan Group received during the applicable Prepayment Period;

(4)  the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than related mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each such Liquidated Mortgage Loan during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Scheduled Principal Balance of each related mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all related Subsequent Recoveries during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan that was purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5)  the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was repurchased by the related Underlying Seller or the Sponsor, as applicable, in connection with such Payment Date and (b) the excess, if any, of the Scheduled Principal Balance of each mortgage loan in the related Loan Group that has been replaced by the related Underlying Seller or the Sponsor, as applicable, with a substitute mortgage loan pursuant to the Trust Agreement in connection with such Payment Date over the Scheduled Principal Balance of each such substitute mortgage loan.

Senior Percentage—With respect to the Senior Notes of a loan group, the lesser of (a) 100% and (b) the percentage obtained by dividing Note Principal Balance of the related Senior Notes of such loan group immediately prior to such Payment Date, by the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the beginning of the related Due Period.

Senior Prepayment Percentage— The Senior Prepayment Percentage for the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes, as applicable, on any Payment Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
July 25, 2007– June 25, 2014	100%
July 25, 2014 – June 25, 2015	Senior Percentage for the related Senior Notes plus 70% of the related Subordinate Percentage.
July 25, 2015 – June 25, 2016	Senior Percentage for the related Senior Notes plus 60% of the related Subordinate Percentage.
July 25, 2016 – June 25, 2017	Senior Percentage for the related Senior Notes plus 40% of the related Subordinate Percentage.
July 25, 2017 – June 25, 2018	Senior Percentage for the related Senior Notes plus 20% of the related Subordinate Percentage.
July 25, 2018 and thereafter	Senior Percentage for the related Senior Notes.

Any scheduled reduction to the Senior Prepayment Percentage for the Senior Notes shall not be made as of any Payment Date unless, as of the last day of the month preceding such Payment Date (1) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity) averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans do not exceed (a) 30% of the Original Subordinate Principal Balance if such Payment Date occurs between and including July 2014 and June 2015, (b) 35% of the Original Subordinate Principal Balance if such Payment Date occurs between and including July 2015 and June 2016, (c) 40% of the Original Subordinate Principal Balance if such Payment Date occurs between and including July 2016 and June 2017, (d) 45% of the Original Subordinate Principal Balance if such Payment Date occurs between and including July 2017 and June 2018, and (e) 50% of the Original Subordinate Principal Balance if such Payment Date occurs during or after June 2018.

In addition, if on any Payment Date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (b)(i) on or prior to the Payment Date occurring in June 2010, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the Payment Date occurring in June 2010, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Notes for such Payment Date will equal the related Senior Percentage for the Senior Notes; provided, however, if on such Payment Date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages on or prior to the Payment Date occurring in June 2010 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the related Senior Notes for such Payment Date, will equal the Senior Percentage for the Class I-A-1 Notes and Class I-A-2 Notes, Class II-A-1 Notes and Class II-A-2 Notes, Class III-A-1 Notes and Class III-A-2 Notes, or Class IV-A-1 Notes and Class IV-A-2 Notes, as applicable, plus 50% of the related Subordinate Percentage on such Payment Date.

Notwithstanding the foregoing, if on any Payment Date, the percentage, the numerator of which is the aggregate Note Principal Balance of the Senior Notes of a note group immediately preceding such Payment Date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans in the related Loan Group as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage for the related Senior Notes for such Payment Date will equal 100%.

Servicer— Any of Countrtywide Servicing or Wells Fargo Bank, as applicable.

Servicing Agreement — Any of the Countrywide Servicing Agreement or the Wells Fargo Servicing Agreement, as applicable.

Servicing Fee— With respect to each mortgage loan, accrued interest at the servicing fee rate, as set forth under the heading “The Sale and Servicing Agreement — Servicing and Other Compensation and Payment of Expenses” in this term sheet supplement, with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Sponsor— Alesco Loan Holdings Trust.

Statistical Calculation Date— April 1, 2007.

Subordinate Notes— The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

Subordinate Optimal Principal Amount— With respect to the Subordinate Notes and each Payment Date will be an amount equal to the sum of the following from each Loan Group (but in no event greater than the aggregate Note Principal Balances of the Subordinate Notes immediately prior to such Payment Date):

(i)  the applicable Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)  the applicable Subordinate Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(iii)  the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related Loan Group;

(iv)  the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period over (b) the sum of the amounts distributable to the holders of the related Senior Notes pursuant to clause (4) of the definition of “Senior Optimal Principal Amount” on such Payment Date;

(v)  the applicable Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was repurchased by the related Underlying Seller or the Sponsor, as applicable, in connection with such Payment Date and (b) the difference, if any, between the Scheduled Principal Balance of each mortgage loan in the related Loan Group that has been replaced by the related Underlying Seller or the Sponsor, as applicable, with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such Payment Date and the Scheduled Principal Balance of each such substitute mortgage loan; and

(vi)  on the Payment Date on which the Note Principal Balances of the related Senior Notes have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

Subordinate Percentage  — As of any Payment Date and with respect to any loan group, 100% minus the related Senior Percentage for the Senior Notes related to such loan group.

Subordinate Prepayment Percentage— As of any Payment Date and with respect to any Loan Group, 100% minus the related Senior Prepayment Percentage for such Loan Group, except that on any Payment Date after the Note Principal Balance of each class of Senior Notes of the related Loan Group have each been reduced to zero, if (A) the weighted average of the Subordinate Percentages on such Payment Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (B) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50%, the Subordinate Prepayment Percentage for the Subordinate Notes with respect to such Loan Group will equal 100%. If the above test is not satisfied on any Payment Date after the Note Principal Balance of each class of Senior Notes of the related Loan Group have each been reduced to zero, then the Subordinate Prepayment Percentage with respect to such Loan Group shall equal zero for such Payment Date.

Subsequent Recoveries— means any amount recovered by the related Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such mortgage loan.

Trust Agreement — The Amended and Restated Trust Agreement, dated as of June 29, 2007, among the Owner Trustee, the Depositor and the Securities Administrator.

Underlying Seller— Any of Countrywide Home Loans, Inc., Wells Fargo Bank, Citigroup Global Markets Realty Corp., American Home Mortgage Corp. and U.S. Bank National Association, as applicable.

Wells Fargo Bank— Wells Fargo Bank, N.A.

Wells Fargo Custodial Agreement— The Wells Fargo Custodial Agreement, dated as of June 29, 2007, among the Issuing Entity, the Depositor, the Indenture Trustee, the Master Servicer, the Securities Administrator and Wells Fargo Bank as Custodian.

Wells Fargo Sale Agreement— Any of (i) that certain Amended and Restated Master Mortgage Loan Purchase Agreement dated as of March 1, 2006 by and between Wells Fargo Bank and Citigroup and (ii) those certain Assignment and Conveyance Agreements (2006-W95, 2006-W96 and 2006-W97) dated as of November 28, 2006 between Wells Fargo Bank and Citigroup.

Wells Fargo Servicing Agreement— Any of (i) that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, by and between Wells Fargo Bank and Citigroup, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007 among Wells Fargo Bank, the Sponsor and the Issuing Entity, relating to the mortgage loans sold pursuant to the Wells Fargo Sale Agreement and (ii) that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, by and between Wells Fargo Bank and Citigroup, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007 among Wells Fargo Bank, the Sponsor and the Issuing Entity, relating to the mortgage loans sold pursuant to the American Home Sale Agreement and the Citigroup Sale Agreement.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Notes, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of note interest certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•
borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

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borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

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staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

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each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

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Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•
Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;

•
a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.